                                 SCHEDULE 14A


                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  )

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                              OIL-DRI CORPORATION
- - - -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)



                              OIL-DRI CORPORATION
- - - -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------

    (3) Filing Party:

        -----------------------------------------------

    (4) Date Filed:

        -----------------------------------------------

                                     [LOGO]

RICHARD M. JAFFEE
PRESIDENT & CHIEF EXECUTIVE OFFICER

                                                                November 9, 1994

Dear Stockholder:

     On behalf of the Board of Directors and Management, I would like to invite you to attend Oil-Dri's Annual Meeting of Stockholders, which will be held at 10:30 a.m. on December 13, 1994, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

     In the formal portion of the meeting, in addition to voting on the election of directors, you will be asked to consider and vote on a proposed amendment to the Company's Certificate of Incorporation to authorize 30,000,000 shares of a new class of non-voting stock. We will also review the results of the last year and examine future opportunities. Our officers and directors will be present to answer any questions you may have.

     Your Board of Directors has approved the proposed Amendment and recommends that you vote "FOR" it. It is important that your shares be represented and voted at the meeting, regardless of whether or not you plan to attend in person. I urge you to review the proxy statement carefully and to vote, sign, date, and mail the enclosed proxy in the envelope provided, whether or not you intend to be present at the Annual Meeting.

     We hope that you will be able to join us for the meeting. However, if you are unable to attend, or wish to vote by proxy, please make sure you complete and return the proxy card at your earliest convenience.

                                          Sincerely,

                                          RICHARD M. JAFFEE
                                          President and Chief Executive Officer

                         OIL-DRI CORPORATION OF AMERICA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 13, 1994

To the Stockholders of
Oil-Dri Corporation of America:

     Notice is hereby given that the 1994 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the "Company"), will be held at The Standard Club, located at 320 Plymouth Court, Chicago, Illinois, on December 13, 1994 at 10:30 A.M., local time, for the purpose of considering and voting on:

          1. The election of eleven directors;

          2. A proposal to amend the Company's Certificate of Incorporation in order to authorize 30,000,000 shares of a new class of non-voting common stock to be designated as Class A Common Stock.

          3. Such other business as may properly come before the meeting.

     The stock transfer books of the Company will remain open. The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 21, 1994, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign and return the enclosed proxy, which requires no postage if mailed in the United States.

     Your attention is directed to the following pages for further information relating to the meeting.

                                        By Order of the Board of Directors

                                        LOUIS T. BLAND, JR.
                                        Assistant Secretary

Chicago, Illinois
November 9, 1994

                         OIL-DRI CORPORATION OF AMERICA
                           410 NORTH MICHIGAN AVENUE
                                   SUITE 400
                            CHICAGO, ILLINOIS 60611

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                    GENERAL

     This Proxy Statement and the accompanying proxy are being mailed on or about November 9, 1994 to all holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 21, 1994. Proxies are being solicited on behalf of the Board of Directors for use at the 1994 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Secretary of the Company of such revocation in writing (such notification to be directed to him at the Company's offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611), or by attending the annual meeting and voting in person. EACH PROXY WILL BE VOTED FOR THE ELECTION OF THE ELEVEN NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS AND FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IF NO CONTRARY INSTRUCTION IS INDICATED IN THE PROXY.

     The Company will pay the costs of this solicitation of proxies for the annual meeting. In addition to using the mails, officers and certain other regular employees of the Company may solicit proxies in person and by telephone and facsimile. The Company may reimburse brokers and others who are record holders of Common Stock and Class B Stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock. In addition, the Company has retained Kissel-Blake Inc., to assist in solicitation at a base fee of $13,000 plus $4.25 for each stockholder contacted, and out of pocket costs.

     The record date for the determination of stockholders entitled to vote at the meeting is October 21, 1994, at the close of business. Holders as of the record date of outstanding shares of Common Stock and Class B Stock are entitled to vote at the meeting. Holders of Common Stock are entitled to one vote per share and holders of Class B Stock to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to the Company's Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of either class requires the separate approval of the class so affected as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the record date, 4,816,927 shares of Common Stock and 2,132,895 shares of Class B Stock were outstanding.

ELECTION OF DIRECTORS

     The election of directors requires a plurality of votes cast. Accordingly, only proxies and ballots marked "FOR all nominees listed" (including executed proxies not marked with respect to election of directors, which will be voted for all nominees), or voting for some, but not all nominees, by specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast for the various nominees, with the eleven nominees receiving the largest numbers of votes being elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

SUMMARY OF PROPOSED AMENDMENT

     The proposed amendment to the Company's Certificate Of Incorporation ("Amendment"), in order to be adopted, must receive the affirmative vote of (i) the holders of a majority of the votes of the outstanding shares of Common Stock (one vote per share) and Class B Stock (10 votes per share), voting as a single class,

(ii) the holders of a majority of the outstanding shares of Class B Stock, voting as a class, and (iii) the holders of a majority of the outstanding shares of Common Stock, voting as a class. Abstentions and broker non-votes will have the effect of votes against the Amendment. Given the Class B Stock holdings of the Jaffee Family, as defined below, (see "Principal Stockholders"), who have indicated that they will vote their shares for the Amendment, the approvals specified in clauses (i) and (ii) are assured. However, because approval of the Amendment also requires the approval of the holders of the outstanding shares of Common Stock, voting as a class, and because the Jaffee Family owns less than 1.25% of that class, approval of the Amendment is not assured.



     Approval of the Amendment would permit the Company to do the following without diluting the relative voting interests of existing stockholders, including the Jaffee Family, as defined below: (i) raise equity capital; (ii) make acquisitions for stock; and (iii) contribute to employee benefit and incentive plans, in each case utilizing the Class A Common Stock. The Company's distribution of the Special Stock Dividend would also provide the Company and its stockholders with the following benefits: (i) a public market for the Class A Common Stock, which would be available to persons who may acquire such stock in any future acquisition transaction by the Company; and (ii) an ability of existing stockholders, including the Jaffee Family, to liquidate a portion of their equity interests without a concurrent reduction of relative voting interests.



     The Amendment is intended to, and will, preserve the Jaffee Family's voting control of the Company, subject however, to the requirement that the Jaffee Family retain ownership of at least 10% of the equity in the Company. See "Description of Common Stock, Class B Stock and Class A Common Stock -- Convertibility, Restrictions on Transfer, and Sunset Provisions." The Amendment and the Special Stock Dividend, as defined below, would permit the Jaffee Family to sell shares of Class A Common Stock, disposing of part of their investment in the Company, without diluting their voting interest in the Company. In addition, the Amendment would facilitate the Jaffee Family's and, in particular, the Richard Jaffee Family's, as defined below, continued ownership of a substantial portion of the Company's voting securities. This continued ownership is consistent with the goal of enabling the Company to continue to be managed based on long-term objectives, which the Company's Board of Directors considers to be a benefit to the Company and its stockholders.



     However, the Amendment has potential disadvantages to holders of Common Stock and Class A Common Stock, including the loss of the potential opportunity to sell their shares to a third party who attempted to acquire the Company at a premium over the then market, and the loss of the ability to remove management if such holders believe it has not been effective. In addition to the portion of the Class B and Common Stock of the Company that the Jaffee Family could currently sell without losing its voting control of the Company, the Jaffee Family, if the Amendment is adopted and the Special Stock Dividend is declared as a dividend of one share of Class A Common Stock for each share of Common Stock and Class B Stock, would be able to sell 2,191,912 shares of Class A Common Stock without losing such voting control.



     As a result of approval of the Amendment, which authorizes 30,000,000 shares of Class A Common Stock, stockholders will not be able to vote on specific uses of such shares, except that stockholder approval (but not approval by the Class A Common Stock) is required by applicable law and regulations for certain mergers and acquisitions and employee benefit plans.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information, as of September 30, 1994, regarding beneficial ownership of the Company's Common Stock and Class B Stock by each person or group known to the Company to hold more than five percent of either class and by all executive officers and directors of the Company, as a group:


                                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                      ------------------------------------------------------
                                                                                             PERCENTAGE OF
                                                      NUMBER OF SHARES                      AGGREGATE VOTING
                                                      OF COMMON STOCK                       POWER OF COMMON
                                                        AND CLASS B                         STOCK AND CLASS
                                                      STOCK OWNED WITH    PERCENTAGE OF         B STOCK
        NAME AND ADDRESS OF                           SOLE INVESTMENT      OUTSTANDING       REPRESENTED BY
          BENEFICIAL OWNER                            AND VOTING POWER    STOCK OF CLASS      SHARES OWNED
- - - ------------------------------------                  ----------------    --------------    ----------------
Richard M. Jaffee(2)................  Common Stock:         2,392(3)           0.05%              0.01%
410 N. Michigan Ave.                  Class B Stock:    1,243,256(4)(9)       58.29%             47.40%
Chicago, Illinois 60611
Robert D. Jaffee(2).................  Common Stock:         1,138(6)            .02%                 0%
901 N. Kilpatrick Ave.                Class B Stock:      693,393(6)(9)       32.51%             26.44%
Chicago, Illinois 60651
All Executive Officers and Directors
  as a group (13 in group)(7).......  Common Stock:       222,842(8)(10)       4.55%               .85%
                                      Class B Stock:    2,037,871(11)         95.54%             77.69%


- - - ---------------
 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) Richard M. Jaffee and Robert D. Jaffee are brothers.

 (3) Includes 2,292 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary.


 (4) Consists of 1,163,256 shares, which are held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 80,000 shares held in a revocable trust of which Richard M. Jaffee's wife is the grantor and, during her lifetime, the trustee and sole beneficiary.


 (5) Consists of 338 shares held in a revocable trust of which Robert D. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary; and 800 shares owned by Robert D. Jaffee's wife.

 (6) Consists of 685,090 shares held in a revocable trust of which Robert D. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary; 7,971 shares owned by Robert D. Jaffee's wife; and 332 shares owned by Robert D. Jaffee as guardian.

 (7) See table under the heading "Election of Directors" and Notes thereto regarding security ownership of individual directors and nominees for director.


 (8) Includes 2,686 shares, as to which executive officers and directors disclaim beneficial ownership, and includes 23,772 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 1994 (including the shares of Common Stock which may be acquired as described in Notes above and in the Notes under the heading "Election of Directors").


 (9) Robert D. Jaffee has pledged to Richard M. Jaffee, as trustee, 119,166 shares of Class B Stock ("the shares") to secure performance by Amco Corporation of a Stock Purchase Agreement dated July 28, 1992, between Amco Corporation and Richard M. Jaffee, as trustee, relating to the sale to Amco Corporation of certain shares of Common Stock of Amco Corporation that were owned by Richard M. Jaffee, as trustee. Robert D. Jaffee's pledge of the shares also secures Amco's performance of a related Consulting and Non-Competition Agreement with Richard M. Jaffee. (Robert D. Jaffee and

                                              (footnotes continued on next page)

     Richard M. Jaffee are brothers and Robert D. Jaffee is Chairman of the Board of Amco Corporation). Robert D. Jaffee has the sole right to vote the shares until the occurrence of an event of default, after which Richard M. Jaffee has the sole right to vote the shares. If there were to be a foreclosure on, and sale of, the shares, control of the Company would be unchanged.

(10) Includes 4,701 shares owned by Mr. Richard V. Hardin's spouse, and 1,570 shares of Common Stock which Mr. Hardin has the right to acquire within 60 days of September 30, 1994; Mr. Hardin is the Company's Group Vice President, Technology, and Richard M. Jaffee's son-in-law.


(11) Includes 31,111 shares of Class B Stock owned by Richard V. Hardin's spouse and 1,500 shares of Class B Stock owned by his spouse as trustee for their child.


     By virtue of their direct and indirect ownership of shares of the Company's stock, Richard M. Jaffee and Robert D. Jaffee may be deemed to be control persons of the Company under the federal securities laws.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Blackman Kallick Bartelstein as its independent public accountants for the current fiscal year. Blackman Kallick Bartelstein served in such capacity for the fiscal year ended July 31, 1994. Representatives of Blackman Kallick Bartelstein will be present at the Annual Meeting with an opportunity to make a statement if they so desire and to answer questions that any stockholder may have.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1994, four meetings of the Board of Directors were held. Each director attended at least 75% of the meetings of the Board and of any Board Committee on which he sits, with the exception of Norman
B. Gershon who is based in Switzerland, sits on no committees, and who attended 50% of the Board meetings.

     The Company has an Audit Committee composed of three persons who are outside directors -- Messrs. J. Steven Cole, Edgar D. Jannotta and Allan H. Selig. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants, reviews the scope of the audit and other services rendered by independent public accountants and the fees and other arrangements regarding the services of independent public accountants, and reviews audit results with the independent public accountants and receives reports on the Company's accounting systems and internal accounting controls. In addition, the Audit Committee reviews related transactions and potential conflicts of interest with regard to such transactions. The Audit Committee held one meeting during the fiscal year ended July 31, 1994, at which all members were present.

     The Company has a Compensation Committee composed of three persons who are outside directors -- Messrs. J. Steven Cole, Paul J. Miller and Allan H. Selig. The Compensation Committee is responsible for reviewing the compensation, including benefits, of the Chief Executive Officer and other executive officers of the Company. The Compensation Committee met on September 22, 1993 and September 23, 1994, at which meetings all members were present.

     The Company has a Stock Option Committee composed of three persons who are outside directors -- Messrs. J. Steven Cole, Paul J. Miller, and Allan H. Selig. The Stock Option Committee is responsible for reviewing the Company's stock option plans and granting stock options to employees, including grants to the executive officers of the Company. The Stock Option Committee met August 16, 1994 and August 29, 1994, at which meetings all members were present.

     The Company does not have a nominating committee.

ANNUAL REPORT ON FORM 10-K

     This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information was furnished in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994, and such information is incorporated herein by reference thereto. The

Company's Annual Report was filed with the Securities and Exchange Commission on October 31, 1994. EACH STOCKHOLDER MAY OBTAIN A COPY OF THE COMPANY'S 1994 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FROM THE COMPANY AT NO CHARGE BY WRITTEN REQUEST TO THE OFFICE OF STOCKHOLDER RELATIONS, OIL-DRI CORPORATION OF AMERICA, 410 NORTH MICHIGAN AVENUE, SUITE 400, CHICAGO, ILLINOIS 60611.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy material for the 1995 Annual Meeting of Stockholders should be addressed to the Office of Stockholder Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611, and must be received before July 12, 1995.

                            1. ELECTION OF DIRECTORS

     The shares represented by each proxy will be voted to elect as directors the eleven nominees named in the following table to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualify if no contrary instruction is indicated in the proxy. Each nominee is currently a director of the Company. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

                                                                                         SHARES OF
                                                                                        COMMON STOCK
                                                                                        AND CLASS B
                                                                                        STOCK OWNED
                                                                         YEAR FIRST   BENEFICIALLY AS
                                    PRINCIPAL OCCUPATION                  ELECTED     OF SEPTEMBER 30,
     NAME OF NOMINEE                FOR LAST FIVE YEARS            AGE    DIRECTOR       1994(1)(2)
- - - -------------------------  --------------------------------------  ---   ----------   ----------------
Richard M. Jaffee(13)....  President and Chief Executive Officer   58       1958           (3)
                           of the Company.

Robert D. Jaffee(13).....  Chairman of the Board of Amco           61       1956           (3)
                             Corporation, a manufacturer of
                             proprietary food service equipment
                             and supplies for both institutional
                             and consumer markets; Executive Vice
                             President of the Company from 1957
                             through 1991.

Norman B. Gershon........  Vice President, International           58       1975          22,288(4)
                           Operations of the Company; Managing                              -0-
                             Director of Oil-Dri, S.A., a
                             subsidiary of the Company; Vice
                             President, European Operations of
                             the Company from 1973 to 1991.

Bruce H. Sone............  Vice President, Consumer Products Mass  54       1979          46,102(5)
                             Merchandising Division of the                                  -0-
                             Company; Vice President and General
                             Manager of Consumer Products
                             Division of the Company from 1985
                             until 1992.

J. Steven Cole...........  President, Cole and Associates, an      60       1981           9,550
                             international consulting firm;                                 -0-
                             President, SAV-A-LIFE Systems, Inc.,
                             which sells specialty products to
                             the dental and medical professions;
                             Senior Vice President, International
                             Division of A.H. Robins Co.,
                             manufacturer of ethical
                             pharmaceuticals and consumer
                             products from 1986 to 1990.

Edgar D. Jannotta........  Managing Partner, William Blair &       63       1969          60,000(6)
                             Company, investment bankers.                                   -0-

                                                                                         SHARES OF
                                                                                        COMMON STOCK
                                                                                        AND CLASS B
                                                                                        STOCK OWNED
                                                                         YEAR FIRST   BENEFICIALLY AS
                                    PRINCIPAL OCCUPATION                  ELECTED     OF SEPTEMBER 30,
     NAME OF NOMINEE                FOR LAST FIVE YEARS            AGE    DIRECTOR       1994(1)(2)
- - - -------------------------  --------------------------------------  ---   ----------   ----------------
Paul J. Miller...........  Partner, Sonnenschein Nath &            65       1975           7,878(7)
                             Rosenthal, attorneys, general counsel                            -0-
                             to the Company.

Haydn H. Murray..........  Professor Emeritus of Geology, Indiana  70       1984           2,316(8)
                             University. Professor of Geology,                                -0-
                             Indiana University until 1994.

Allan H. Selig...........  President, Selig Executive Leasing,     60       1969           4,887(9)
                             automobile leasing; President,                                   -0-
                             Milwaukee Brewers Baseball Club
                             Inc.; Chairman of the Executive
                             Council of Major League Baseball;
                             President, Selig Chevrolet, Inc.
                             from 1984 until 1990.

Joseph C. Miller.........  Senior Vice President of the Company    52       1989          19,500(10)
                             for Consumer, Industrial &                                       -0-
                             Environmental and Transportation;
                             Group Vice President of the Company
                             for Sales & Marketing and
                             Distribution, from 1990 to 1993;
                             Vice President of Corporate Planning
                             and Marketing for the Company from
                             1989 to 1990; President of Whiteford
                             Systems, a transportation service
                             company, from 1989 to 1990.

Daniel S. Jaffee.........  Group Vice President, Consumer          30       1992           4,669(11)
                             Products of the Company; Chief                               68,611(12)
                             Financial Officer of the Company;
                             Chief Executive Officer of Favorite
                             Products Company, Ltd., a subsidiary
                             of the Company; Group Vice
                             President, Canadian Operations and
                             Consumer Products-Grocery Division
                             of the Company from 1992 until 1994;
                             Group Vice President, Domestic and
                             Canadian Operations of the Company
                             from 1990 until 1992; Group Vice
                             President of Canadian Operations,
                             Management Information Systems and
                             Finance of the Company in 1990;
                             Product Manager in the Industrial
                             and Agricultural Divisions of the
                             Company from 1987 to 1989.


- - - ---------------
 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) None of the nominees for election to the Board of Directors, other than Richard M. Jaffee, Robert D. Jaffee and Daniel S. Jaffee own any shares of the Class B stock. The number of shares of Common Stock owned beneficially by each of the other nominees for election to the Board of Directors other than Edgar D. Jannotta, constitute less than 1% of the number of outstanding shares of Common Stock and represent shares having less than 1% of the aggregate voting power of the Common Stock and Class B Stock.

                                              (footnotes continued on next page)

 (3) For information regarding the shares owned by each of Richard M. Jaffee and Robert D. Jaffee, who are brothers, see the table under the heading "Principal Stockholders" and the Notes thereto.

 (4) Includes 1,570 shares of Common Stock which Mr. Gershon has the right to acquire within 60 days of September 30, 1994, pursuant to stock options.


 (5) Includes 25 shares owned by Bruce H. Sone as Custodian under the Uniform Gifts to Minors Act for his child. Mr. Sone disclaims beneficial ownership of such shares. Includes 1,570 shares of Common Stock which Mr. Sone has the right to acquire within 60 days of September 30, 1994, pursuant to stock options.


 (6) William Blair & Company has served as the Company's investment banking advisor for a number of years. The shares of Common Stock shown above as owned by Mr. Jannotta represent 1.22% of the outstanding shares of Common Stock, but represent less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock. These shares do not include shares held by William Blair & Company in its proprietary or managed accounts.


 (7) Includes 2,088 shares owned by Mr. Paul Miller's wife and 1,774 shares held by children of Mr. Miller; Mr. Miller disclaims beneficial ownership of his children's shares.


 (8) Includes 300 shares of Common Stock owned by Mr. Murray's spouse.


 (9) Includes 887 shares owned by Mr. Selig's mother. Mr. Selig disclaims beneficial ownership of those shares.


(10) Includes 17,500 shares of Common Stock which Mr. Joseph Miller has the right to acquire within 60 days of September 30, 1994, pursuant to stock options.

(11) Includes 2 shares of Common Stock owned by Daniel S. Jaffee's spouse and 1,562 shares of Common Stock which Daniel S. Jaffee has the right to acquire within 60 days of September 30, 1994, pursuant to stock options.

(12) Includes 18,000 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust and 18,000 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley Jaffee 1993 Annuity Trust. Daniel S. Jaffee has beneficial ownership of 3.22% of Class B Shares which represents 2.62% of the aggregate voting power of Common Stock and Class B Stock. Daniel S. Jaffee is Richard M. Jaffee's son.

(13) Pursuant to the Stock Purchase Agreement described in Note (9) under "Principal Stockholders", Richard M. Jaffee agreed to use his best efforts to cause the Company's Board of Directors to nominate Robert D. Jaffee to serve as a director of the Company unless Richard M. Jaffee concludes in good faith that such nomination would not be consistent with his fiduciary duties to the Company and its shareholders, or would be contrary to any provision of law. Richard M. Jaffee also agreed to vote all his shares of the Company's stock in any election of the Company's directors to elect Robert D. Jaffee to the Board of Directors. Mr. Richard M. Jaffee and Mr. Robert D. Jaffee are brothers.

OTHER DIRECTORSHIPS

     Mr. Jannotta is also a director of Bandag, Inc., Safety-Kleen Corp., AAR Corp., Sloan Valve Company, Molex Incorporated and the New York Stock Exchange, Inc. No other nominee for the Board of Directors of the Company is a director of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
Section 15(d) of that Act or of any corporation registered as an investment company under the Investment Company Act of 1940.

       2. A PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

     Since 1985, the Company's Certificate of Incorporation ("Charter") has provided for two classes of stock, Common Stock, with one vote per share, and Class B Stock with 10 votes per share; each share of Common Stock is entitled to receive cash dividends equal to 133 1/3% of the cash dividends on a share of Class B Stock. The Charter also provides that if at any time the Class B Stock owned (in the manner described below) by Richard M. and Robert D. Jaffee and their Permitted Transferees (as defined below) ceases to account for at least 20% of the total outstanding shares of Class B Stock and Common Stock (the "Sunset Trigger"), each share of Class B Stock will automatically convert into a share of Common Stock. Class B Stock is converted automatically into Common Stock on a share for share basis if, at any time, it is transferred to a person who is not a Permitted Transferee.


     On October 19, 1994, the Board of Directors of the Company adopted the Amendment to the Charter attached hereto as Schedule A (the "Amendment"), and directed its submission to a vote of the stockholders. The Board adopted a resolution declaring the Amendment advisable and in the best interests of the Company and its stockholders. The Amendment would amend the Charter to:


    (a) authorize 30,000,000 shares of a new class of common stock, par value $.10 per share, to be designated as "Class A Common Stock" (the "Class A Common Stock") that would generally have no voting rights; and

    (b) fix and establish the relative rights, powers and limitations of the Company's Common Stock, par value $.10 per share, Class B Stock, par value $.10 per share, and Class A Common Stock.

     The Board of Directors recommends that all stockholders vote FOR the Amendment. The Board urges stockholders to carefully read the description of the Amendment and its related effects, which are set forth in this proxy statement. The summary of the Amendment contained herein should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Amendment, which is attached hereto as Schedule A.

     Under the Amendment, 30,000,000 shares of a new class of common stock, par value $.10 per share, would be created. The new class of common stock would be designated "Class A Common Stock." The currently outstanding shares of common stock would continue to be designated "Common Stock" and "Class B Stock," as the case may be, and such classes would continue with their present powers and rights. The Common Stock and the Class B Stock are equal, on a per share basis, in all respects except as to voting rights, conversion rights, cash dividends, and stock splits or stock dividends. The Class A Common Stock, if the Amendment is approved, will be equal in all respects on a per share basis to the Common Stock, except as to voting and stock splits or stock dividends. In the case of voting rights, Common Stock is entitled to one vote per share and Class B Stock is entitled to ten votes per share, while Class A Common Stock would have no voting rights on any matters submitted to a vote of stockholders (except as otherwise required by Delaware law). (See "Description of Common Stock, Class B Stock and Class A Common Stock -- Voting Rights".) The Class A Common Stock, like the Common Stock, would have no conversion rights; the Class B Stock is convertible, on a share for share basis, into Common Stock, and is automatically so converted under certain circumstances. (See "Description of Common Stock, Class B Stock and Non-Voting Stock -- Convertibility, Restrictions on Transfer and Sunset Provisions"). The Amendment would preserve the current premium of the Common Stock over the Class B Stock with respect to cash dividends and would afford the same premium to the Class A Common Stock. In the case of stock splits or common stock dividends, holders of Common Stock and Class B Stock, as at present, will receive Common Stock, and Class B Stock respectively, while holders of Class A Common Stock would receive Class A Common Stock, in each case in the same ratio, except that the Board of Directors would be authorized to declare and pay a special dividend (the "Special Stock Dividend"). The Special Stock Dividend, which can be issued only once, will be either (i) a dividend of one share of Class A Common Stock for each share of Common Stock and Class B Stock outstanding or (ii) in the form of a recapitalization, in which half of each outstanding share of Common Stock and half of each outstanding share of Class B Stock would be each automatically converted into half a share of Class A Common Stock. Neither type of Special Stock Dividend would affect the relative voting percentages and equity ownership of stockholders of the Company, including members of the Jaffee Family.

     The Company's ability to effect the Special Stock Dividend in the form of a recapitalization is subject to the New York Stock Exchange continued listing requirement that a listed company have a listed class of stock with at least 1,200 beneficial owners of at least 100 shares of that class. This requirement may also limit the Company's ability to declare, immediately prior to the Special Stock Dividend, a reverse stock split (such as a reverse split in which each holder of Common Stock would receive two-thirds of a share of Common Stock in exchange for each share of Common Stock owned by him and each holder of Class B Stock would receive two-thirds of a share of Class B Stock for each share of Class B Stock owned by him). However, such a reverse stock split is permitted under the terms of the present Charter and would not affect the relative voting percentage and equity ownership of stockholders of the Company, including members of the Jaffee Family.



     The Amendment also provides, while shares of Common Stock, Class A Common Stock and Class B Stock are outstanding, an additional protective provision for holders of Common Stock and Class A Common Stock with respect to cash dividends: the aggregate cash dividend on one share of Common Stock and one share of Class A Common Stock must equal at least 133 1/3% of the aggregate cash dividend on one share of Class B Stock and one share of Class A Common Stock. This preserves, for a holder of one share of Common Stock who retains the share of Class A Common Stock issued to him in the Special Stock Dividend, the cash dividend premium to which he is currently entitled, because such a holder will receive total cash dividends on such two shares equal to at least 133 1/3% of the total cash dividends received at the same time by a holder of one share of Class B Stock who retains the share of Class A Common Stock issued to him in the Special Stock Dividend. See "Description of Common Stock, Class B Stock and Class A Common Stock -- C. Dividends and Other Distributions."



     The Company presently intends, in the event of stockholder approval of the Amendment, to apply for listing of the Class A Common Stock on the New York Stock Exchange and, upon approval of such listing, to declare and distribute the Special Stock Dividend.


     Although issuance of Class A Common Stock cannot result in automatic conversion of Class B Stock into Common Stock pursuant to the Sunset Trigger, the Amendment adds to the present Sunset Trigger, which it preserves, a new provision ("New Sunset Trigger"), under which each share of the Class B Stock will automatically convert into a share of Common Stock if, during any continuous period of one year, the total number of shares of Class B Stock, Common Stock and Non-Voting Stock owned by the Jaffee Family (as defined below) do not account for at least 10% of the total outstanding shares of Class B Stock, Common Stock and Non-Voting Stock.

     1. REASONS FOR AUTHORIZATION OF THE CLASS A COMMON STOCK

     Approval of the Amendment would permit the Company to do each of the following without diluting the relative voting interests of existing stockholders, including the Jaffee Family: (i) raise equity capital; (ii) make acquisitions for stock; and (iii) contribute to existing and future employee benefit and incentive plans, including stock option plans, in each case utilizing the Class A Common Stock. The Company's distribution of the Special Stock Dividend would also provide the Company and its stockholders with the following benefits: (i) a public market for the Class A Common Stock, which would be available to persons who may acquire such stock in any future acquisition transaction by the Company; and (ii) an ability of existing stockholders, including the Jaffee Family, to liquidate a portion of their equity interests without a concurrent reduction of relative voting interests.

     There are, as of September 30, 1994, 4,816,927 shares of Common Stock and 2,132,895 shares of Class B Stock issued and outstanding, an aggregate of 6,949,822 shares of capital stock. The shares of Class B Stock outstanding at that date constitute 30.7% of the aggregate of outstanding shares of Common and Class B Stock. Of the 2,132,895 shares of Class B Stock outstanding, 1,410,030 (20.3% of the aggregate outstanding shares of Common and Class B Stock) are beneficially owned directly or indirectly, by Richard M. Jaffee, President and a director of the Company, and his wife and children and children's spouses (collectively, "Richard Jaffee Family"), and 722,865 (10.4% of the aggregate outstanding Common and Class B Stock) are beneficially owned directly and indirectly by Richard M. Jaffee's brother, Robert D. Jaffee, a director of the Company, and his wife and children and children's spouses (collectively, "Robert Jaffee Family").

     The Amendment and the Special Stock Dividend would permit the Jaffee Family to sell shares of Class A Common Stock, disposing of part of their investment in the Company, without diluting their voting interest in the Company. In addition, to the extent that the Richard Jaffee Family desired to buy Class B Stock after distribution of the Special Stock Dividend and the Robert Jaffee Family desired to sell Class B Stock, the Special Stock Dividend (and, if it is effected as a dividend rather than as a recapitalization, any resulting reduction in market price) could reduce the cost to the Richard Jaffee Family of buying such stock, thereby retaining its voting power for the Jaffee Family, and could facilitate financing of such purchases of Class B Stock through sales of Class A Common Stock. The Amendment would thus facilitate the Jaffee Family's and, in particular, the Richard Jaffee Family's, continued ownership of a substantial portion of the Company's voting securities. This continued ownership is consistent with the goal of enabling the Company to continue to be managed based on long-term objectives, which the Company's Board of Directors considers to be a benefit to the Company and its stockholders. However, there could be potential disadvantages to Stockholders. (See "Description of Common Stock, Class B Stock and Class A Common Stock -- Convertibility, Restrictions on Transfer and Sunset Provisions"; "Certain Other Considerations -- Anti-takeover Effects of the Amendment"; and "Board Recommendation").

     The Class A Common Stock could be used in connection with stock dividends, acquisitions, convertible debt, public and private offerings, employee benefit and incentive programs and such other uses as are permissible under the Charter, the Company's By-laws and governing law. Although the Board of Directors intends, in the event of approval of the Amendment, to use the Class A Common Stock for some or all of such purposes, there are presently no specific plans, arrangements or understandings for the issuance of the Class A Common Stock other than to issue the Special Stock Dividend. However, there can be no assurance, in the event the Amendment is approved by Stockholders, as to whether or when the Special Stock Dividend would be declared and paid.


     The Board of Directors would have the authority under the Amendment to issue shares of Class A Common Stock in such amounts, to such persons or entities, upon such terms and conditions and for such consideration as the Board may determine (regardless of the comparative values of the Class A Common Stock and the Common Stock) and without any vote or other action by the stockholders, although applicable law and regulations require stockholder approval (but not approval by the Class A Common Stock) of certain mergers and acquisitions and employee benefit plans. The Board of Directors would also have the authority, upon approval of the Amendment and after issuance of Class A Common Stock, to repurchase shares of such stock (or, as at present, shares of Common Stock) upon such terms and conditions and for such consideration as the Board may determine (regardless of the comparative values of the classes) and without any stockholder action.



     Under the Amendment, 52,000,000 shares of the Company's common stock would be authorized. Of this amount, 6,949,822 shares are or would be represented by shares of Common Stock and Class B Stock outstanding as of September 30, 1994, 283,696 by shares of Common Stock held in the treasury, and 2,405,824 by shares of Common Stock reserved for employee stock option plans and for conversion of shares of Class B Stock. The remaining authorized shares of Class A Common Stock (23,050,178 shares, assuming a Special Stock Dividend of one share of Class A Common Stock for each share of Common Stock and Class B Stock and based upon shares outstanding at September 30, 1994) and Common Stock would be available for issuance by the Board of Directors to raise equity capital, to make acquisitions for stock, in connection with employee benefit and incentive plans, including stock option plans, to distribute to stockholders in the form of stock dividends or stock split-ups (Common Stock and, except for the Special Stock Dividend, Class A Common Stock, being issuable in connection with a stock dividend or stock split-up only to holders of Common Stock and Class A Common Stock, respectively), and for other corporate purposes. The Board of Directors has indicated that if the Amendment is approved, and except pursuant to stock dividends or stock split-ups, it does not presently intend (but retains the authority and option) to issue additional shares of Common Stock. Remaining authorized Class B Stock can be issued only pursuant to stock dividends or stock split-ups, pro rata to all classes, in which Class B Stock is paid only to holders of Class B Stock. (See "Description of Common Stock, Class B Stock and Class A Common Stock -- Dividends and Other Distributions.")

     2. CERTAIN REGULATORY MATTERS

     The Common Stock is traded on the New York Stock Exchange ("NYSE"). The Class B Stock is not publicly traded. A NYSE policy (the "Policy") prohibits, among other things, any corporate action or issuance that disparately reduces or restricts the voting rights of existing shareholders of publicly traded Common Stock, such as the Common Stock. The Policy contains a non-exclusive list of types of transactions prohibited thereunder, which does not include transactions such as the Special Stock Dividend. The Policy specifically permits the listing of non-voting stock of a company that also has listed voting stock.

     The NYSE has advised the Company that (i) it does not generally view the terms of the Class A Common Stock or the Special Stock Dividend as having the effect of disparately reducing or restricting the per share voting rights of the Common Stock; and (ii) accordingly, it does not view the authorization or any issuance of the Class A Common Stock, including the Special Stock Dividend, as violating the Policy. The Company expects that, in the event of the approval of the Amendment, it will file an application to list the Class A Common Stock on the New York Stock Exchange.

     It is possible that future legislation or regulatory developments could make the Company's Common Stock or Class A Common Stock ineligible for trading on national securities exchanges or inclusion in securities quotation systems, because of the lack of voting power of the Class A Common Stock. The Amendment provides that if, as a result of the lack of voting power of the Class A Common Stock, either the Common Stock or Class A Common Stock will be delisted from the New York Stock Exchange (or such other exchange as is then the principal market for such stock), the Board of Directors, if it determines that there is no appropriate alternative, may specify and provide voting rights for the Class A Common Stock (but not more than one vote per share).

     No subsequent stockholder approval is required (and it is not anticipated that stockholder approval would be sought) to issue up to the authorized number of shares of Common Stock, Class A Common Stock or Class B Stock; additional shares of Class B Stock can be issued only as a stock dividend with respect to outstanding Class B Stock.

     3. DESCRIPTION OF COMMON STOCK, CLASS B STOCK AND CLASS A COMMON STOCK

     The rights, powers and limitations of the Class A Common Stock, as well as of the Common Stock and Class B Stock, are set forth in full in the Amendment attached hereto as Schedule A, and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, Schedule A.

     A. VOTING RIGHTS. Each share of Class B Stock entitles the holder thereof to ten votes upon each matter upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, while each share of Common Stock has one vote in such matters submitted to a vote of the stockholders. Such matters include election of directors, mergers, asset sales, dissolution and amendments to by-laws or the Charter. The shares of the Class A Common Stock generally will have no voting rights (unless provided by the Board of Directors in response to delisting of the Company's stock), except as otherwise required by Delaware law.

     Under Delaware General Corporation Law, any amendments to the Charter altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together. These voting rights are specifically included in the Amendment. The Amendment also provides, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of outstanding shares of Class A Common Stock then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock and Class B Stock, without a vote by any holders of Class A Common Stock.

     B. CONVERTIBILITY, RESTRICTIONS ON TRANSFER AND SUNSET PROVISIONS. Each share of Class B Stock is convertible on a share for share basis into shares of Common Stock. The Common Stock is not convertible, nor, under the terms of the Amendment, is the Class A Common Stock.

     Shares of Class B Stock are not transferable except to any one or more of the following ("Permitted Transferees"): (i) any beneficial owner thereof; (ii) any beneficial owner's spouse; (iii) any parent or any lineal descendent (including any adopted child) of any parent of any beneficial owner or any beneficial owner's spouse; (iv) any trustee, guardian or custodian for or any executor, administrator or other legal representative of the estate of any of the foregoing; and (v) any general or limited partnership each of the partners of which is any of the persons described in clauses (i) through (iv) and which prohibits transfer of all or any part of any interest in the partnership except to the partnership or to any of such persons. (This last category of Permitted Transferees, a general or limited partnership meeting the specified requirements, was added by amendment to the Certificate of Incorporation, with approval of the Company's stockholders, including approval of the holders of Common Stock voting as a class, effective on December 17, 1990.)

     If a holder of shares of Class B Stock transfers such shares to anyone other than a Permitted Transferee, that transfer constitutes an election to convert the transferred shares into shares of Common Stock on a share for share basis, and a transfer of those shares of Common Stock. Thus, for example, open market sales of Class B Stock result in its conversion into Common Stock.

     The Charter provides ("Sunset Trigger"), and would continue to provide upon approval of the Amendment, that if shares of Class B Stock owned directly or beneficially by the Jaffee Family (i.e., Richard M. Jaffee, Robert D. Jaffee and their Permitted Transferees) (excluding any shares owned beneficially where beneficial ownership results solely from possession of the power to vote or direct disposition of such shares and where there is no economic interest, including a contingent or future interest in such shares) cease to account for at least twenty percent (20%) of the aggregate of outstanding shares of Common Stock and Class B Stock, shares of Class B Stock automatically convert into and become for all purposes, including voting and dividends, shares of Common Stock. The Amendment adds to this provision the New Sunset Trigger, under which each share of Class B Stock will automatically convert into a share of Common Stock if, during any continuous period of one year, the Class B Stock, Common Stock and Class A Common Stock owned by the Jaffee Family does not account for at least 10% of the total outstanding shares of Common Stock, Class A Common Stock and Class B Stock. (See "Certain other Considerations -- Anti-Takeover Effects of the Amendment.")

     C. DIVIDENDS AND OTHER DISTRIBUTIONS. Common Stock is entitled to cash dividends, as and when declared by the Board of Directors, equal to at least
133 1/3% on a per share basis of the cash dividends payable on the Class B Stock. Class A Common Stock would be entitled to cash dividends on a per share basis equal to the cash dividends on Common Stock, and thus the Class A Common Stock would be entitled to the same cash dividend premium over the Class B Stock as that of the Common Stock. In addition, the Amendment provides that, while shares of Common Stock, Class A Common Stock and Class B Stock are outstanding, the sum of the cash dividend payable on shares of Common Stock and the cash dividend payable on shares of Class A Common Stock, each on a per share basis, shall in all cases be equal to at least 133 1/3% of the sum of the cash dividend payable on shares of Class B Stock and the cash dividend payable on shares of Class A Common Stock, each on a per share basis. Thus, for example, if a cash dividend of $.04 per share were paid on the Class B Stock, the Common Stock and the Class A Common Stock would each be entitled to a cash dividend of $.08 per share so that the sum of the per share dividends on the Common Stock and the Class A Common Stock ($.16) would be equal to at least 133 1/3% of the sum of the per share dividends on the Class B Stock and the Class A Common Stock ($.12). Accordingly, if the Special Stock Dividend is paid, holders of Common Stock who retain a share of Class A Common Stock received in the Special Stock Dividend and the share of Common Stock with respect to which it was received will maintain the same 133 1/3% cash dividend preference (over Class B Stock and Class A Common Stock received thereon in the Special Stock Dividend) that the Common Stock currently has over the Class B Stock. If a cash dividend is paid that meets the foregoing ratio requirements, the Amendment provides that the aggregate amount paid to each stockholder will be rounded up to the nearest cent without regard to such requirements. Of course, the Amendment, like the current provision of the Company's Certificate of Incorporation, assures the relationship of cash dividends among the classes; there can be no assurance of any particular level of cash dividends, or, indeed, of payment of any cash dividends.

     Shares of Common Stock, Class A Common Stock, and of Class B Stock are equal in respect of all rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Company, except that, in the case of dividends or other distributions payable in stock of the Company (including stock split-ups, divisions, or combinations, but excluding the Special Stock Dividend), shares of Common Stock, Class A Common Stock, and Class B Stock may be distributed, respectively, only with respect to shares of the same class and as part of a distribution that is pro-rata to the Company's stockholders and in the same ratio for each class.

     D. PREEMPTIVE RIGHTS. There are no preemptive rights to subscribe to new shares, either currently or in the event of approval of the Amendment.

     E. REGISTRATION AND TRANSFERABILITY. The Company will deliver to the holders of Common Stock, Class B Stock and Class A Common Stock, in the event of approval of the Amendment, the same information and reports as it currently delivers to holders of Common Stock and Class B Stock. The Company would apply to register the Class A Common Stock pursuant to the Securities Exchange Act of 1934, as amended. Class A Common Stock would be freely transferable; provided, however, that certain stockholders (generally, affiliates of the Company) may be required to comply with Rule 144 (promulgated by the SEC under the Securities Act of 1933, as amended) with respect to transfers of Class A Common Stock.

     F. EXISTING STOCK OPTIONS. In the event of payment of the Special Stock Dividend, an appropriate adjustment will be made to options outstanding under the Company's equity based employee benefit plans, with the result that upon the exercise of a currently outstanding option on one share of Common Stock, and payment of the current option exercise price, the holder thereof would receive one share of Common Stock and one share of Class A Common Stock (or, if the Special Stock Dividend is effected in the form of a recapitalization, one half share each of Common Stock and Class A Common Stock.)

     G. OTHER RIGHTS. Except as set forth above, each share of the Common Stock, Class B Stock and the Class A Common Stock would have identical powers, dividends, preferences and rights, including the right to share equally on a per share basis in the net proceeds of a liquidation.

     4. CERTAIN OTHER CONSIDERATIONS


     A. ANTI-TAKEOVER EFFECTS OF THE AMENDMENT. The Amendment is not being recommended in response to any specific effort to accumulate material amounts of the Company's stock or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to the Board of Directors or otherwise, or to change the Company's Management. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of the Company's stock or to acquire control of the Company by any means or to change the Company's Management. In addition, there have been no offers to acquire all or substantially all of the Common Stock, Class B Stock or assets of the Company. The Amendment is not a part of a plan by the Company's Management to adopt a series of amendments to the Charter which would have anti-takeover effects, and Management does not presently intend to propose other anti-takeover measures in future proxy solicitations. However, the Amendment could have the effect of preventing the Sunset Trigger from being reached, therefore continuing the special voting rights of the Class B Stock and continuing a capital stock structure that operates as an anti-takeover measure for longer than would be the case under the present Charter. (The Amendment does provide for the New Sunset Trigger, but that is a substantially less stringent restriction on the continuance of the special voting rights of the Class B Stock.) The Company's Charter and Bylaws do not contain any other anti-takeover measure.


     Under the Sunset Provision, if the Class B Stock ownership by the Jaffee Family declines past the Sunset Trigger, the Class B Stock would automatically convert into Common Stock and the Jaffee Family, including present Management, would lose voting control of the Company, moving from the right to cast over 70%* of the stockholder votes when the present Sunset Trigger is reached to the right to cast under 20% of such votes. Based on the Company's closing price of $19.75 at September 30, 1994, the market value of the minimum Class B Stock ownership required at that date to avoid the Sunset Trigger ("Minimum Class B Ownership")

- - - ---------------

*As of September 30, 1994, the Jaffee Family had the right to cast over 81.5% of the stockholder votes.

and maintain voting control of the Company was $27,451,797 -- the value at that date of 20% of the total number of outstanding shares of Common Stock and Class B Stock. The Minimum Class B Ownership would increase if additional Common Stock were issued, to raise equity capital or to fund acquisitions or employee benefit and incentive plans, and could eventually cause the Sunset Trigger to be crossed, resulting in automatic conversion of the Class B Stock and the loss of the Jaffee Family's control of the Company, even if the Jaffee Family had sold little or none of the Class B Stock. The Amendment would facilitate maintenance of the Minimum Class B Ownership at its present level (except for fluctuations resulting from variations in stock prices) by using Class A Common Stock for equity capital, acquisitions and employee benefit and incentive plans and avoiding further issuance of Common Stock. Although the market value of the minimum Company stock ownership required to avoid the New Sunset Trigger at September 30, 1994 is only $13,725,898, that required minimum level of ownership (at the same stock price level) will, of course, increase as Class A Common Stock is issued by the Company after the Special Stock Dividend. The Company has from time to time repurchased Common Stock in the market and otherwise. To the extent it does so, the Minimum Class B Ownership (at any particular stock price level) would be reduced.



     Although the effect of the Amendment and the Special Stock Dividend on market prices of the Common Stock and the Class A Common Stock cannot be predicted (See "Certain Other Considerations -- Other Effects of the Amendment"), it is likely that upon declaration and payment of the Special Stock Dividend, the market value of the Minimum Class B Ownership will decline significantly (by approximately the amount of the market value of the Class A Common Stock received by holders of Class B Stock as part of the Special Stock Dividend). See "B. Ability of Jaffee Family to Retain Voting Control While Selling a Substantial Portion of Their Equity."



     Accordingly, the Amendment has the effect of deferring the termination of the special voting rights of the Class B Stock, and therefore continuing control of the Company in the Jaffee Family and present Management. That control includes power to elect or remove without cause all of the members of the Board of Directors and to cast a majority of the votes on all other matters (excepting only those also requiring approval by a majority of the votes entitled to be cast by holders of Common Stock, or holders of Class A Common Stock, in each case voting as a class). Consequently, while that control is continued, no individual, corporation or group desiring to acquire or take control of the Company, or to obtain approval of the Company's stockholders for any proposed merger, consolidation, sale of assets or other form of acquisition, could do so without the approval of the Jaffee Family. This could discourage attempts to acquire the Company and could deprive holders of Common Stock of an opportunity to sell their shares in such an acquisition at a premium over the then market price. It also deprives holders of Common Stock of the ability to remove Management if they believe that Management has not been effective.


     Regardless of whether the Amendment is adopted, the Jaffee Family is presently in a position to maintain the voting control of the Company they currently have, with the power to elect or remove without cause the members of the Board of Directors and to cast 81.5% of the votes on other matters. Consequently, it is presently impossible for any individual, corporation or group desiring to acquire or take control of the Company, or to obtain approval of the Company's stockholders for any proposed merger, consolidation, sale of assets or other form of acquisition, to do so without the approval of the Jaffee Family.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise prevail. The Amendment may discourage any or all of such acquisitions, particularly those of less than all of the Company's stock, and may thereby deprive holders of the Company's stock of an opportunity to sell their stock at a temporarily higher market price or otherwise participate in a tender offer at a premium price.


     B. ABILITY OF JAFFEE FAMILY TO RETAIN VOTING CONTROL WHILE SELLING A SUBSTANTIAL PORTION OF THEIR EQUITY. The Amendment would permit the Jaffee Family to sell a substantial portion (possibly as much as 50%) of their current equity in the Company (i.e., the Class A Common Stock received by the Jaffee Family pursuant to the Special Stock Dividend if it is declared and paid) without at all diluting their current voting control. The Richard Jaffee Family has indicated it has no intention under present circumstances to sell any of its present equity position in the Company.



     C. DILUTIVE EFFECT. As noted above, one purpose of creating the Class A Common Stock is to provide the Company with an alternative equity financing vehicle which does not dilute the voting rights of the existing stockholders. As with any issuance of equity, however, an issuance of Class A Common Stock may cause dilution of the economic interest that each outstanding share represents. In this case, an issuance of the Class A Common Stock cannot dilute voting rights. Because the Class A Common Stock shares the preference of the Common Stock over the Class B Stock with respect to cash dividends, and otherwise shares equally with the Common Stock with respect to all economic benefits (except dividends paid in stock), issuances of the Class A Common Stock will have a dilutive effect on the economic interest of each outstanding share of Common Stock, Class B Stock and Class A Common Stock similar to the dilutive effect of subsequent issuances of the existing Common Stock on currently outstanding Common Stock and Class B Common Stock. It is possible, however, that issuance of Class A Common Stock in connection with an acquisition or other transaction could have a greater dilutive effect on stockholders than issuance of Common Stock. This is because the Class A Common Stock, as a result of its lack of voting power, may trade at prices lower than Common Stock notwithstanding the cash dividend preference of the Class A Common Stock. If it does, more shares of Class A Common Stock would have to be delivered than Common Stock in order to deliver the same economic value in a transaction.


     Although the interests of each stockholder in the total equity of the Company would remain substantially unchanged, issuance of the Class A Common Stock pursuant to the Special Stock Dividend, if it were paid in the form of a dividend and not a recapitalization, would cause the Company's book value and earnings per share of common stock outstanding to decline by 50% because of the increased number of shares outstanding. In this regard, the Special Stock Dividend (in the form of a dividend) would have an effect similar to a two-for-one stock split.


     D. STATE STATUTES. Some state securities statutes contain provisions that, if the Class A Common Stock is issued, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in such states. However, due to exemptions or for other reasons, the Company does not believe that such provisions would have a material adverse effect on the amount of equity securities which the Company would be able to offer, or on the price obtainable for such equity securities in such an offering, or on the secondary trading market for the Company's equity securities if the Company were to issue shares of Class A Common Stock.



     E. ACQUISITION ACCOUNTING. Regardless of whether the Amendment is approved, the Company will not be able to issue stock to effect a business combination to be accounted for using the "pooling of interests" method unless and until the Sunset Trigger or the New Sunset Trigger is reached, resulting in conversion of the Class B Stock into Common Stock. Approval of the Amendment will have the effect of delaying such conversion.



     F. OTHER EFFECTS OF THE AMENDMENT. Holding non-voting common stock may be against the investment policies of certain stockholders, which may cause such stockholders to sell their Class A Common Stock or potential stockholders not to purchase Class A Common Stock in the event of distribution of the Dividend. It is expected that, in the event of issuance of the Class A Common Stock, both the Common Stock and the Class A Common Stock will be publicly traded and that they will trade at different market prices, which may lead to investor confusion. The fact that the Class A Common Stock is non-voting stock might have an adverse effect on the market price of the Class A Common Stock. (See "Dilutive Effect," above.) It is possible that if the Special Stock Dividend were paid, certain institutions that would otherwise hold the Company's stock would choose not to do so because their investment would represent a significantly greater percentage of the class of the stock held. If the Amendment is adopted and the Class A Common Stock is issued, the market price of shares of Common Stock and shares of Class A Common Stock will depend on many factors, including, among others, the future performance of the Company, the future dividend policy of the Company and market conditions generally. Accordingly, the Company cannot predict the price at which the Common Stock or Class A Common Stock will eventually trade in the event of adoption of the

Amendment and issuance of shares of Class A Common Stock, although it is anticipated that in the event of payment of the Special Stock Dividend in the form of a dividend, shares of Class A Common Stock and Common Stock will each trade at approximately one half of the price at which the Common Stock traded immediately before such payment. If the Special Stock Dividend were effected in the form of a recapitalization, it is expected that the Class A Common Stock and the Common Stock would each trade at approximately the price at which the Common Stock traded immediately before the Special Stock Dividend. On September 30, 1994, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $19.75 per share. The Company does not expect that the adoption of the Amendment or issuance of the Special Stock Dividend would affect the ability of the Company's common stock to be used as security for the extension of credit by securities brokers or dealers.

     5. FEDERAL INCOME TAX CONSEQUENCES

     Sonnenschein Nath & Rosenthal, counsel to the Company, has advised the Company that, in general, for federal income tax purposes (i) the distribution of the Special Stock Dividend, if effected, will not be taxable to a stockholder, (ii) the cost or other basis of the shares of Common Stock or Class B Common Stock held by a stockholder on the Special Stock Dividend record date will be apportioned between the shares of Common Stock or Class B Stock and the shares of Class A Common Stock received in the Special Stock Dividend in proportion to the fair market value of the shares of each class of stock on the date that the Special Stock Dividend is distributed, and (iii) a stockholder's holding period for the shares of Class A Common Stock received with respect to the Special Stock Dividend will be the same as such stockholder's holding period for the shares of Common Stock or Class B Stock with respect to which the shares of Class A Common Stock were received. The preceding sentence constitutes the opinion of Sonnenschein Nath & Rosenthal, counsel to the Company, regarding the material tax consequences of the Proposal. Mr. Paul J. Miller, a director of the Company, is a partner of Sonnenschein Nath & Rosenthal. Stockholders are urged to consult their tax advisors with specific reference to their own tax situation.

     6. BOARD RECOMMENDATION

     At its meeting on September 26, 1994, Mr. Richard M. Jaffee advised the Board that, in light of the Company's substantial growth, he was recommending adoption of the Amendment as a means of permitting the Company to raise equity capital and fund acquisitions and employee benefit and incentive plans without diluting the voting strength of existing stockholders, including, in particular, the voting control of the Company by the Richard Jaffee Family. He also noted that the Amendment would permit payment of the Special Stock Dividend, which would in turn permit stockholders at the time of the Special Stock Dividend, including the Richard Jaffee Family, to dispose of substantial portions (possibly up to 50%) of their equity in the Company without affecting their voting position. Mr. Paul J. Miller, a director of the Company and partner of Sonnenschein Nath & Rosenthal, counsel to the Company, discussed with the other members of the Board the provisions of the Amendment, draft copies of which had been provided to the Board, together with draft copies of the portion of the Company's proxy material relating to the Amendment. Mr. Jannotta, a director of the Company and managing partner of William Blair & Company, investment banking advisor to the Company, discussed with the Board the anticipated liquidity and other market effects of the Special Stock Dividend. The Board discussed the Amendment, the substantial contributions to the Company of Richard M. Jaffee and other members of the Richard Jaffee Family, the benefits of Jaffee Family control for Company stability, the effects of the Amendment in prolonging such control, the cash dividend rights of the Class A Common Stock, and the terms of a New Sunset Trigger. The Board determined to appoint Messrs. Cole, Murray and Selig, as members of a Special Committee ("Special Committee"), advised by William Blair & Company and Sonnenschein Nath & Rosenthal, (collectively, its "Advisers"), to consider the Amendment and to furnish the Board with its recommendations. Each of such members is considered by the Company to be an independent director notwithstanding Mr. Murray's consulting fee and the Company's transactions with Selig Executive Leasing Co. See "Remuneration of Directors" and "Compensation Committee Interlocks and Insider Participation." (Sonnenschein serves as general counsel to the Company and has also served from time to time as counsel to Mr. Richard M. Jaffee; accordingly, Sonnenschein may be considered to have a conflict of interest.) Immediately following the conclusion of the Board meeting, the Special Committee, with its Advisers, met separately to begin its consideration of the Amendment.

     At a meeting on October 3, 1994, the Special Committee, with its Advisers, further discussed the Amendment. In the Special Committee's view, Richard M. Jaffee has played a key role in the growth of the Company since it became a public company, and even before, including, in particular, the period since 1985. The Special Committee also noted that Daniel S. Jaffee has recently made substantial contributions to the Company's progress, and that other members of the Richard Jaffee Family working for the Company have also contributed to its growth. The Special Committee took into account the stability which the Company's stock structure has achieved since 1985, avoiding any diversion of management time and Company resources to address possible hostile takeovers. The Special Committee recognized that this stability, achieved through continued voting control, was also an important ingredient in the continuing commitment of the Jaffee Family (and, in particular, the Richard Jaffee Family) to the Company. It recognized the fact that following adoption of the dual class structure in 1985, the percentage of shares of Class B Stock in relation to aggregate shares of Class B and Common Stock had declined, due to an increase in the number of shares of Common Stock and to conversion and sales of shares of Class B Stock by the Robert Jaffee Family and by other members of the Jaffee Family. Since 1985, in such manner, after giving effect to the Company's repurchase of 209,572 shares of Common Stock, 2,747,158 shares of Class B Stock have been converted and sold (or converted and held) and an aggregate of 774,831 additional shares of Common Stock have been issued. However, the Special Committee noted that during that entire time, Richard M. Jaffee and other members of the Richard Jaffee Family had not sold any Class B Shares.

     The Special Committee continues to believe, as did the Board in 1985, that the Company will require additional resources to achieve its long term growth objectives, remain competitive, and maintain the strength of its business for all stockholders; that debt financing should be used conservatively; that internally generated funds would not be sufficient to finance future growth; that an important component of the needed additional resources should be common equity; that the continued success of the Company depends significantly on the devotion and effort of Richard M. Jaffee and members of his family; and that the ability to offer common equity in the Company through plans designed to retain and hire well qualified employees is also important to the Company's continuing success. The Special Committee believes that the loss of the special voting rights of the Class B Stock would not be in the best interests of the Company or its stockholders because the special voting rights are an important deterrent to a hostile takeover of the Company and allow the Company to be managed on the basis of long term objectives without undue emphasis on short term results. The availability of the Class A Common Stock would permit the Company to use equity financing to support and expand its business operations without making it vulnerable to a hostile takeover. Mr. Jannotta advised the Special Committee concerning the effects of the Class A Common Stock on market and liquidation values. (See description of opinion of William Blair & Company below.)

     The Special Committee also discussed the fact that although the Amendment would permit the Jaffee Family to dispose of substantial amounts of its equity in the Company while retaining voting control, such dispositions will have to take into consideration the New Sunset Trigger and future issuance of Class A Common Stock. The Special Committee discussed and agreed on the percentage level for the New Sunset Trigger and the number of shares of Class A Common Stock to be authorized. (See "Reasons for Authorization of the Class A Common Stock" and "Certain Other Considerations-Anti-Takeover Effects of the Amendments.")

     The Special Committee also noted that the Board of Directors had also considered, at its June 18, 1993 meeting and additional meetings in the fall of 1993, the possibility of a charter amendment to lower the Sunset Trigger in order to enhance the Company's access to equity financing without jeopardizing the Jaffee Family control; however, lowering of the Sunset Trigger was not proposed because the National Association of Securities Dealers (the Common Stock was then included in the NASDAQ National Market System) concluded that it would be inconsistent with NASDAQ policy.

     The Special Committee noted that the Board of Directors had discussed the possible authorization of a class of non-voting common stock as early as its meeting on June 18, 1993. The Special Committee also noted that the Company was advised by the New York Stock Exchange in October, 1993, in advance of the listing of the Common Stock with the Exchange, that, subject to the Exchange's normal review process, including review of the relevant documents, a charter amendment and stock dividend substantially similar to the

Amendment and the Special Stock Dividend (paid as a dividend) would not appear to present a problem with respect to listing of the Common Stock or the Class A Common Stock.

     The Special Committee also reviewed the matters discussed under the heading "Certain Other Considerations", above, and recognized, as should the Common Stockholders, that in some respects the Amendment might be disadvantageous to Common Stockholders.

     The Special Committee determined, at its October 3, 1994, meeting, to recommend approval of the Amendment, subject to receipt of (i) advice from the New York Stock Exchange (on which the Company's Common Stock is now listed) that the Amendment is consistent with continued listing of the Common Stock and that the Class A Common Stock will also be eligible for such listing, and (ii) the opinion of William Blair & Company, in final form with respect to liquidity and market value after the Special Stock Dividend.

     At its meeting on October 14, 1994, the Board received the report and recommendation of the Special Committee, and considered further and discussed with counsel and William Blair & Company the factors discussed at the Board's September 26, 1994, meeting and at the Special Committee's October 3, 1994 meeting. The Board also reviewed the form of opinion of William Blair & Company, to the effect that (a) the Special Stock Dividend would not have a material adverse effect (i) upon the market liquidity for the Class A Common Stock or Common Stock, (ii) upon the ability of investors to buy and sell Class A Common Stock or Common Stock, and (iii) upon the Company's ability to raise capital through an offering or offerings of shares of Class A Common Stock; and (b) from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Special Stock Dividend, the total market value of the Company's Class A Common Stock and Class B Stock and Common Stock will not be materially different than the total market value of the Company's existing Common Stock and Class B Stock immediately prior to the announcement and implementation of the Special Stock Dividend. A copy of the opinion is attached hereto as Schedule B.

     At the October 14 meeting, the Board also reviewed with Management revised drafts of the Amendment and the preliminary proxy materials proposed to be filed with the Securities and Exchange Commission, copies of which had previously been furnished to the Board. The Board was advised by counsel that the Amendment and the Special Stock Dividend were designed to comply with present New York Stock Exchange policies, but that the Exchange's advice, after its review of the Amendment, had not yet been received. The Board informally expressed its general approval of the Amendment, but indicated a desire to give further consideration to the terms of the New Sunset Trigger and to have the benefit of the Exchange's conclusions.


     On October 19, the Special Committee further discussed the terms of the New Sunset Trigger, and determined to recommend two modifications of its proposed terms: a "grace period," so that the conversion thereunder occurs only after the specified Jaffee Family ownership level of 10% is not met continuously for one year; and a provision giving the Board discretionary power to provide voting rights to the Class A Common Stock should the Board determine that future regulatory changes do not permit continued listing of the Class A Common Stock or the Common Stock on an exchange absent such provision of voting rights. In addition, the Special Committee was advised that although no assurance could be given as to any future changes in New York Stock Exchange listing policies, the Company had been advised by the New York Stock Exchange that (i) the Amendment would not affect the listing of the Company's Common Stock on the New York Stock Exchange, and (ii) that if the Special Stock Dividend were declared and paid, such listing would be unaffected and the Class A Common Stock would be eligible for listing if it met certain standards, as the Company believes it would.*


     The Special Committee, following its meeting, met with the full Board of Directors, and recommended adoption of the Amendment in its final form, reflecting the Special Committee recommendations noted above. The Board discussed the Special Committee's recommendation, including the provisions of the Amendment noted above, and then unanimously (Messrs. Richard M., Robert D. and Daniel S. Jaffee abstaining)

- - - ---------------

*The Board of Directors will not pay the Special Stock Dividend in the form of a recapitalization if this would result in applicable New York Stock Exchange standards not being met.

concluded that the Amendment would be in the best interests of the Company and its stockholders, including holders of its Common Stock, and is fair to all of the stockholders, and directed that the Amendment be submitted to a vote of the stockholders. The Board of Directors therefore unanimously (Messrs. Richard M., Robert D. and Daniel S. Jaffee abstaining, but indicating their support for the Amendment) recommended that the holders of the Company's Common Stock vote for the adoption of the Amendment.


     If the Amendment is adopted, the Board of Directors intends to cause the Amendment to be filed with the Secretary of State of Delaware and the Amendment will be effective upon such filing. The Board would then be free (with certain exceptions) to issue Class A Common Stock without any further action on the part of stockholders. Although the Board of Directors presently intends to file the Amendment if it is approved by the stockholders, the resolution of the stockholders will reserve the right of the Board of Directors to abandon the Amendment and to not file it even if it is approved by the stockholders. Although the Board of Directors does not currently anticipate exercising its right to abandon the Amendment nor does it contemplate any specific events which would trigger the abandonment of the Amendment, the Board will defer or abandon the Amendment, if, in its business judgment, adverse market conditions or general economic conditions affecting the Company are such as to make the Amendment no longer in the best interests to the Company or its stockholders. The Board may also postpone filing the Amendment until such time as it deems appropriate in connection with issuance of the Special Stock Dividend.


     THE BOARD OF DIRECTORS recommends approval of the Amendment.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended July 31, 1994, 1993 and 1992, the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL               LONG TERM COMPENSATION(9)
                                             COMPENSATION(1)(2)    -----------------------------------
            NAME AND              FISCAL    --------------------                         ALL OTHER
       PRINCIPAL POSITION          YEAR      SALARY      BONUS      OPTION AWARDS     COMPENSATION(11)
- - - --------------------------------  ------    --------    --------   ----------------   ----------------
Richard Jaffee..................    94      $300,000    $ 91,660           -0-            $49,463(3)(4)(5)(6)
  President, Chief                  93       256,804     160,584           -0-             49,107
  Executive Officer                 92       253,608      39,677           -0-                 --

Norman B. Gershon(7)............    94       212,800      10,000           -0-              6,898(7)
  Vice President,                   93       212,800      10,000           -0-              7,004
  International                     92       207,729          --           -0-                 --

Joseph C. Miller................    94       167,500      49,755           -0-                 --
  Senior V.P., Consumer,            93       160,000      76,134           -0-                 --
  Industrial & Environmental        92       160,000      26,452           -0-                 --
     and Distribution

Herbert V. Pomerantz............    94       136,000      38,090           -0-                125(8)
  Senior V.P., Agricultural &       93        66,000      29,436         5,000                 --
  Specialty Products and            92            --          --           -0-                 --
  Research & Development

Bruce H. Sone...................    94       121,500      30,935           -0-              1,653(4)(10)
  Vice President, Consumer          93       114,500      56,390           -0-              1,656
     Products                       92       112,205      25,059           -0-                 --
  Mass Merchandising Division

- - - ---------------
 (1) Amounts shown include cash compensation earned during the year covered, whether received or deferred at the election of the officer, including amounts earned but deferred at the election of those officers pursuant to the Company's Key Employee and Director Deferred Compensation Program. In fiscal year ended July 31, 1994, $50,000 of compensation was deferred by Richard M. Jaffee.

 (2) None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus for the fiscal years ended July 31, 1994 and 1993.

 (3) For the fiscal year ended July 31, 1994, includes $3,587 of interest accrued on income deferred by Richard M. Jaffee under the Company's Key Employee and Director Deferred Compensation Program in excess of 120% above the applicable Federal rate under Internal Revenue Code Section 1274(d).

 (4) Certain officers, including executive officers Richard M. Jaffee and Bruce
     H. Sone, are provided split dollar life insurance. The premiums paid by the Company on each of the split dollar policies, net of dividends, are charged to open accounts established by the Company. No interest accrues on the balance of the open accounts. On the death of the employee, the estate of the deceased is obligated to pay the balance of the deceased's open account in full. In fiscal years ended July 31, 1994 and 1993, the Company paid no premiums on these policies; the premiums were paid by earnings on the policies.

 (5) The Company also provides split dollar joint survivorship life insurance policies in the aggregate amount of $10,000,000 on the lives of Richard M. Jaffee and his wife, with payment to be made on the death of the last to survive, on terms similar to those described in Note (4) above relating to payment of premiums, payment of interest on account balances and the obligation to pay open account balances upon death.

                                         (footnotes continued on following page)

 (6) $14,057 represents payments on behalf of Mr. Jaffee by the Company and Oil-Dri, S.A., a Company subsidiary, to defined contribution plans. $4,236 constitutes the economic benefit to Mr. Jaffee associated with his interest in the cash surrender value of the policies described in Note (4). $14,923 constitutes the economic benefit to Mr. Jaffee of the term life component of the split dollar policies described in Note (5); Mr. Jaffee pays this amount directly to the insurance company as premium and is reimbursed by the Company. $12,660 constitutes the estimated economic benefit for fiscal year 1994 of an agreement between the Company and Mr. Jaffee to pay Mr. Jaffee $300,000 upon his retirement. On death or total disability of Mr. Jaffee, the Company has agreed to pay his widow or the Richard M. Jaffee Revocable Trust an amount equal to two fiscal years' compensation based upon the highest amount per fiscal year paid him during the period beginning August 1, 1988.

 (7) For the fiscal years ended July 31, 1994 and July 31, 1993, Mr. Gershon's compensation was paid in dollars. During the fiscal year ended July 31, 1992, Mr. Gershon's compensation was computed and paid in Swiss francs. The figures given for the year ended July 31, 1992 are based on the average exchange rate for the fiscal year computed on the basis of the average of exchange rates for each month. Mr. Gershon's compensation includes a cost-of-living factor reflecting the fact that Mr. Gershon is based in Switzerland. $6,898 represents payments on behalf of Mr. Gershon by Oil-Dri, S.A., a subsidiary, to a defined contribution plan.

 (8) $125 represents payments on behalf of Mr. Pomerantz by the Company to a defined contribution plan.

 (9) No stock appreciation rights (SARs), restricted stock awards or long-term incentive plan payouts were granted or earned in any fiscal year covered by this table.

(10) $250 represents payments on behalf of Mr. Sone by the Company to a defined contribution plan. $1,403 constitutes the economic benefit to Mr. Sone associated with his interest in the cash surrender value of the policies described in Note (4).

(11) Information for the fiscal year ended July 31, 1992 is not required.

STOCK OPTIONS

     Shown below is information with respect to unexercised stock options to purchase the Company's Common Stock which were held by the executive officers named in the Summary Compensation table as of July 31, 1994. No options were granted to any of the executive officers listed below during the 1994 fiscal year. No options were exercised by any of the executive officers listed below during the 1994 fiscal year.

                       OPTION FISCAL YEAR END VALUE TABLE

                                                                                   VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                                     OPTIONS AT FY-END                  AT FY-END
                   NAME(1)                       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(2)
- - - ----------------------------------------------  ----------------------------   ----------------------------
Richard M. Jaffee.............................              -0-/-0-                     $  -0-/N/A
Norman B. Gershon.............................            1,570/-0-                      3,768/N/A
Joseph C. Miller..............................           17,500/-0-                        -0-/N/A(3)
Herbert V. Pomerantz..........................            5,000/-0-                        -0-/N/A(3)
Bruce H. Sone.................................            1,570/-0-                      3,768/N/A

- - - ---------------
(1) No stock appreciation rights (SARs) were granted in the fiscal year covered by this table.

(2) The closing price of the Company's Common Stock on the last trading day of fiscal 1994 ($18.00 per share), minus the applicable exercise prices, multiplied by the number of option shares held.

(3) The exercise price of the options was greater than the market price of Common Stock on July 31, 1994.

     On August 29, 1994, subsequent to the end of the last fiscal year, options on 22,500 shares, with a term of ten years, were issued to Richard M. Jaffee, at an exercise price of $19.375. On the same date options on 2,500 shares and 1,250 shares, with a term of ten years, were issued to Herbert V. Pomerantz and Joseph C. Miller, respectively, at an exercise price of $19.375. The closing market price on August 29, 1994 was $19.375.

     On August 16, 1994, also subsequent to the end of the last fiscal year, options on 5,000 shares, held by Herbert V. Pomerantz, with an exercise price of $22.375 and a remaining term of approximately 8.5 years, were canceled and replaced by options on the same number of shares at an exercise price of $19.000, and with a term of ten years. On the same date, options on 15,000 shares, held by Daniel S. Jaffee, with an exercise price of $22.750 and a remaining term of approximately 6.5 years, were replaced by options on the same number of shares at an exercise price of $19.000 and with a term of ten years. The market price at the date of the cancellation and replacement was $19.000. In the last ten years, no other options held by executive officers of the Company have been repriced except to reflect the effect of stock dividends.

PENSION PLANS

     The Company's pension plan covering salaried employees is a non-contributory, qualified, defined benefit plan. The plan provides for pensions based on credited years of service and cash compensation (excluding compensation paid under the Company's Incentive Bonus Plan) during the highest paid consecutive five years during the last ten years of employment. The following table presents estimated annual retirement benefits payable upon normal retirement at age 65 and is computed on the basis of a 5-year certain and life annuity. The benefits listed are not subject to a deduction for social security or other offset amounts.

                                                    ESTIMATED ANNUAL BENEFITS AT YEARS OF SERVICE
                                                                      INDICATED
          HIGHEST CONSECUTIVE 5-YEAR             ----------------------------------------------------
             AVERAGE COMPENSATION                15 YRS     20 YRS     25 YRS     30 YRS      35 YRS
- - - ----------------------------------------------   -------    -------    -------    -------    --------
     $125,000.................................   $18,600    $24,800    $31,000    $37,300    $ 40,100
      150,000.................................    22,800     30,300     37,900     45,500      49,900
      175,000.................................    26,900     35,800     44,800     53,800      59,600
      200,000.................................    31,000     41,300     51,700     62,000      69,400
      225,000.................................    35,100     46,800     58,500     70,300      79,100
      250,000.................................    39,300     52,300     65,400     78,500      88,900
      300,000.................................    47,500     63,300     79,200     95,000     108,400

     The individuals named in the Summary Compensation Table are participants in the Company's pension plan and had compensation as defined in the pension plan for the fiscal year ended July 31, 1994 and number of years of service as of August 1, 1994 under the pension plan as follows: Richard M. Jaffee, $235,850 (because of applicable Internal Revenue Code limitations), 36 years; Norman B. Gershon, $212,800, 23 years; Joseph C. Miller, $167,500, 4 years; Bruce H. Sone, $121,500, 32 years; and Herbert V. Pomerantz, $136,000, 1 year.

REMUNERATION OF DIRECTORS

     Each director of the Company who is not also an officer of the Company receives an annual retainer of $6,000 and also receives a fee of $1,500 for each meeting attended.

     In addition, during the fiscal year ended July 31, 1994, Mr. Robert D. Jaffee and Mr. Haydn H. Murray were paid $30,000 and $4,200 respectively for consulting services.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY


     Oil-Dri's compensation policy, approved by its Compensation Committee, is to provide its executive officers and other salaried employees with compensation opportunities competitive with comparable sized companies, reflecting annual incentive opportunities commensurate with Company performance and level of responsibility, while allowing for recognition of individual performance. In determining the marketplace, Oil-Dri refers to salary surveys prepared and published by several large consulting firms. The companies represented in the surveys participate on a voluntary basis. The companies in the surveys are not the same group as that included in the Peer Group on the Performance Graph. On occasion the Company also uses the services of outside consultants. Using these sources, the Company sets its compensation policy to reflect the median of the marketplace. Further aligning compensation with overall Company performance, Oil-Dri makes periodic awards of stock options to key management officers and employees. This policy, the components of compensation which implement it, and its administration, continue essentially unchanged from those reported in fiscal 1993.


     At present compensation levels, and given the performance-based nature of the Company's Stock Option Plan, limitations on federal income tax deductibility of the top officer's compensation in excess of $1,000,000 have no impact. In general, the Company favors the preservation of tax deductibility, but reserves the right to reconsider this position.

COMPENSATION COMPONENTS


     Cash compensation has two components, base salary and annual incentive bonus. The Company has a number of salary grades reflecting differing levels of responsibility. For each salary grade, a minimum and maximum salary range is established based on a survey of comparable-sized companies. The incentive compensation is a target bonus equal to a percentage of the individual's annual base salary. This percentage is determined by the salary grade which reflects the level of responsibility and expected contribution of the position to earnings of the Company. For the target to be achieved, the Company must meet the projected annual earnings ("Plan") which are reviewed by the Compensation Committee; minimum and maximum payouts are then set based on the achievement of certain financial thresholds related to the Plan. In the fiscal year ended July 31, 1994, the Company fell short of its projected annual earnings by 6% and, in accordance with the terms of the Plan, bonuses were reduced by 15% from their target. In addition, the Plan permits discretionary adjustments up or down within a range, based on evaluation of a particular individual's contribution.


     The annual incentive plan is designed to require communication to employees of expectations for Company performance and for potential individual rewards. It establishes a threshold for required Company performance before any bonus is earned and provides for a significant addition if projected earnings expectations are exceeded. Thus, it directly links Company performance and total annual pay. It provides for broad based participation, so that each employee recognizes that he or she can contribute to the Company's success.

ADMINISTRATION OF THE COMPENSATION PROGRAM

     During the year there is a review of employee performance and progress. At least once a year employee performance is documented and plans for employee development are discussed. At that time the employee's salary is reviewed and, based on the position of the salary within the salary range and the performance of the individual, a base salary change may, but will not necessarily, be recommended. On the basis of that review, any adjustment to reflect the employee's performance in incentive bonus is also determined.

     The Compensation Committee reviews, and generally oversees the Company's compensation program. The Company reviews with the Compensation Committee the prior year's salary results for the various base salary ranges and incentive bonus targets, and reviews the base salary ranges and the target bonus percentages for the coming year. In reviewing target bonus percentages for the coming fiscal year, the Company presents its earnings expectations for that year.

     Company recommendations for stock option grants to be made from time to time are reviewed with, and approved by, the Company's Stock Option Committee, whose members are the same as those of the Compensation Committee.


     The Committee determined the compensation of Mr. Richard M. Jaffee, President and Chief Executive Officer, for the fiscal year ended July 31, 1994, in a manner consistent with that described above. In doing so, it reviewed the Company's strategic and financial goals, Mr. Jaffee's personal performance as President and Chief Executive Officer, the Company's performance, and considered its prior review of the compensation of chief executive officers at corporations of similar size and type of business, as well as the strong correlation that exists between the Company's performance and Mr. Jaffee's efforts. It noted in particular that Mr. Jaffee's bonus, like that of other plan participants, had been reduced to reflect the fact that the Company had achieved only 85% of its incentive bonus target and that Mr. Jaffee had then voluntarily further reduced his bonus by an additional 10%. This had resulted in a 1994 bonus for Mr. Jaffee of $91,660, contrasted with his 1993 bonus of $160,584.


     The Committee determined that Mr. Jaffee's base salary for fiscal 1995 should remain at $300,000.

                                          COMPENSATION COMMITTEE (AND STOCK
                                          OPTION COMMITTEE)
                                          Allan H. Selig, Chairman
                                          J. Stephen Cole
                                          Paul J. Miller

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Selig, a director of the Company and a member of both the Compensation Committee and the Stock Option Committee, is President of Selig Executive Leasing Company. During the fiscal year ended July 31, 1994, the Company paid a subsidiary of Selig Executive Leasing Co., an aggregate of $163,797 in connection with the leasing by the Company of automobiles from such subsidiary. The Company is obligated under the leases to make payments aggregating $124,224 and $59,969 in fiscal years 1995 and 1996, respectively. The Company believes that the leases are on terms no less favorable than would be available from a disinterested third party.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly cumulative total shareholders' return on the Company's Common Stock against the yearly cumulative total return of the Russell 2000 and the Russell 2000 Materials and Processing Economic Sector Index (Peer Group). The graph assumes that the value of the investment in the Company's Common Stock, the Russell 2000 Index and the Russell 2000 Materials and Processing Economic Sector Index was $100 on July 31, 1989, and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                         OIL-DRI CORPORATION OF AMERICA

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                ODC        RUSSELL 2000     PEER GROUP
1989                                    100.00          100.00          100.00
1990                                    128.04           94.84           89.00
1991                                     93.29          103.93           92.44
1992                                     87.16          119.01           99.57
1993                                    127.33          146.86          118.77
1994                                     98.35          153.73          128.06

                                3. OTHER MATTERS

     At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

                                          By Order of the Board of Directors

                                          RICHARD M. JAFFEE
                                          President and Chief Executive Officer
Chicago, Illinois
November 9, 1994

                            ------------------------

                                   SCHEDULE A
                            ------------------------

     DELETE ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION AND INSERT, IN LIEU THEREOF, A NEW ARTICLE FOURTH(1) OF THE CERTIFICATE OF INCORPORATION WHICH
PROVIDES:

                                 ARTICLE FOURTH

A. AUTHORIZED CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [twenty] FIFTY-two million [(22,000,000)] (52,000,000) shares, consisting of fifteen million (15,000,000)
shares of Common Stock, par value $.10 per share (the "Common Stock"), THIRTY MILLION (30,000,000) SHARES OF CLASS A COMMON STOCK, PAR VALUE $.10 PER SHARE (THE "CLASS A COMMON STOCK") and seven million (7,000,000) shares of Class B Stock, par value $.10 per share (the "Class B Stock").

B. POWERS AND RIGHTS OF THE COMMON STOCK AND THE CLASS B STOCK

1. Voting Rights and Powers.

     With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent (including election of directors, mergers, asset sales, dissolution, and certificate and by-law amendments), the holders of the outstanding shares of the Common Stock and the holders of any outstanding shares of the Class B Stock shall vote together without regard to class, and every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name, and every holder of any outstanding shares of the Class B Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name. [With respect to any proposed amendment to this Certificate of Incorporation which would increase or decrease] EXCEPT AS INDICATED IN THIS PARAGRAPH, OR AS OTHERWISE REQUIRED BY LAW, HOLDERS OF CLASS A COMMON STOCK SHALL HAVE NO RIGHT TO VOTE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, the number of authorized shares of [either the Common Stock or] CLASS A COMMON STOCK MAY BE INCREASED OR DECREASED (BUT NOT BELOW THE NUMBER OF SHARES THEREOF THEN OUTSTANDING), BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY THE HOLDERS OF THE COMMON STOCK AND the Class B Stock, WITHOUT A VOTE OF THE HOLDERS OF ANY SHARES OF THE CLASS A COMMON STOCK. WITH RESPECT TO ANY PROPOSED AMENDMENT TO THIS CERTIFICATE OF INCORPORATION WHICH WOULD INCREASE OR DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK OR THE CLASS B STOCK (BUT NOT THE CLASS A COMMON STOCK), increase or decrease the par value of the shares of the COMMON STOCK, THE CLASS A Common Stock or the Class B Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock, THE CLASS A COMMON STOCK or the Class B Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Stock voting together without regard to class as hereinbefore provided.

2. Dividends and Distributions.

     a. Cash Dividends. At any time shares of the Class B Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, (I) the cash dividend payable on shares of the Common Stock

- - - ---------------

(1)Marked to reflect changes from the present Article Fourth; additions in upper case; deletions in brackets.

AND THE CASH DIVIDEND PAYABLE ON SHARES OF THE CLASS A COMMON STOCK shall EACH in all cases be equal ON A PER SHARE BASIS to at least 133 1/3% on a per share basis of the cash dividend payable on shares of the Class B Stock. [For purposes of calculating the cash dividend to be paid], (II) THE CASH DIVIDEND PAYABLE ON SHARES OF THE CLASS A COMMON STOCK ON A PER SHARE BASIS SHALL IN ALL CASES BE EQUAL TO THE CASH DIVIDEND PAYABLE on shares of the Common Stock [and the Class B Stock, the amount], AND (III) IF SHARES OF CLASS A COMMON STOCK, CLASS B STOCK AND COMMON STOCK ARE OUTSTANDING, THE SUM of the cash dividend [declared and] payable on shares of [the Common Stock, determined in accordance with this provision, may] COMMON STOCK AND THE CASH DIVIDEND PAYABLE ON SHARES OF CLASS A COMMON STOCK, EACH ON A PER SHARE BASIS, SHALL IN ALL CASES BE EQUAL TO AT LEAST 133 1/3% OF THE SUM OF THE CASH DIVIDEND PAYABLE ON SHARES OF CLASS B STOCK AND THE CASH DIVIDEND PAYABLE ON SHARES OF CLASS A COMMON STOCK, EACH ON A PER SHARE BASIS. IF A CASH DIVIDEND IS PAID THAT MEETS THE RATIO REQUIREMENTS SET FORTH IN THIS SUBPARAGRAPH A, THE AGGREGATE AMOUNT PAID TO EACH STOCKHOLDER WILL be rounded up to the [next highest half cent] NEAREST CENT WITHOUT REGARD TO SUCH REQUIREMENTS.

     b. Other Dividends and Distributions. Each share of the Common Stock, EACH SHARE OF THE CLASS A COMMON STOCK and each share of the Class B Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups, divisions or combinations, which occur after the date shares of the Class B Stock are first issued by the Corporation, only shares of the Common Stock shall be distributed with respect to the Common Stock [and], only shares of the Class B Stock shall be distributed with respect to the Class B Stock, AND IF SHARES OF CLASS A COMMON STOCK HAVE BEEN ISSUED, ONLY SHARES OF CLASS A COMMON STOCK SHALL BE DISTRIBUTED WITH RESPECT TO THE CLASS A COMMON STOCK, ALL IN ACCORDANCE WITH PARAGRAPH 8 OF THIS SECTION B, PROVIDED HOWEVER, THAT A SPECIAL DIVIDEND PAYABLE IN CLASS A COMMON STOCK ("SPECIAL STOCK DIVIDEND") MAY BE DECLARED AND PAID WITH RESPECT TO COMMON STOCK AND CLASS B STOCK (I) ON THE BASIS OF ONE SHARE OF CLASS A COMMON STOCK DISTRIBUTED WITH RESPECT TO EACH OUTSTANDING SHARE OF COMMON STOCK AND CLASS B STOCK OR (II) IN THE FORM OF A RECAPITALIZATION, IN WHICH HALF OF EACH OUTSTANDING SHARE OF COMMON STOCK AND HALF OF EACH OUTSTANDING SHARE OF CLASS B STOCK WOULD EACH BE AUTOMATICALLY CONVERTED INTO ONE-HALF SHARE OF CLASS A COMMON STOCK. ONLY ONE SPECIAL STOCK DIVIDEND CAN BE DECLARED.

3. Other Rights.

     Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of the Common Stock, EACH SHARE OF CLASS A COMMON STOCK and each share of the Class B Stock shall have identical powers, preferences and rights, including rights in liquidation.

4. Issuance of the Class B Stock.

     a. Initial Issuance. On or before 5:00 p.m. Central Time ("close of business") on May 13, 1985, or such later date and time as the Board of Directors may, prior to May 13, 1985, determine, each outstanding share of Common Stock shall be convertible, by the holder of record thereof on March 6, 1985, on a share-for-share basis, for shares of Class B Stock, on and subject to the terms and conditions of this paragraph 4. Any such conversion shall be deemed to be effective as of the date of receipt by the Corporation or its transfer agent of the following documents: (i) a proper written notice of conversion by the holder of shares of Common Stock, addressed to the principal office of the Corporation or to the office of its transfer agent, designating the number of shares of Common Stock to be converted into shares of Class B Stock, and (ii) the stock certificate or certificates representing the number of shares of Common Stock to be so converted into shares of Class B Stock, duly endorsed for transfer or accompanied by appropriate stock powers, with signatures guaranteed by a national banking association or a member firm of the New York Stock Exchange. The issuance of a certificate or certificates for shares of the Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect to any such transfer. Notwithstanding the foregoing, such certificate or certificates may only be issued in the name of the holder of record on March 6, 1985 of the converted shares of Common Stock, or his Permitted Transferee, as such term is defined in subparagraph c of paragraph 6 of this Section B. Subject to the foregoing, as promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of the Common Stock and payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class B Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of the Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of the shares of Common Stock shall cease at that time, and the person or persons in whose name or names the certificate or certificates representing shares of the Class B Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Class B Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of the Common Stock; provided, however, that if any shares of the Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of the Common Stock, but prior to such payment, the registered holder of such shares of Common Stock at the close of business on such record date shall nonetheless be entitled to receive that cash or stock dividend or other distribution. The Corporation shall reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of the Common Stock, such number of shares of the Class B Stock as may be issuable upon the conversion of all such outstanding shares of the Common Stock. All shares of the Class B Stock which may be issued upon conversion of shares of the Common Stock will, upon issuance, be fully paid and nonassessable.

     b. Subsequent Issuance. After expiration of the period for initial issuance as provided in subparagraph a of this paragraph 4, the Corporation may only issue shares of the Class B Stock in the form of a distribution or distributions pursuant to one or more stock dividends on or stock split-ups of the shares of the Class B Stock, or pursuant to any other distribution which is intended to be pro-rata to the Corporation's stockholders, and only to the then holders of the outstanding shares of the Class B Stock in conjunction with and in the same ratio as a stock dividend on or a stock split-up or other distribution of the shares of the CLASS A COMMON STOCK (IF CLASS A COMMON STOCK HAS BEEN ISSUED PRIOR TO SUCH STOCK DIVIDEND, STOCK SPLIT OR OTHER DISTRIBUTION) AND Common Stock (any such issuance being a "Subsequent Issuance").

5. Conversion of Class B Stock.

     Each share of Class B Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of the Common Stock. Any holder of shares of the Class B Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Any such conversion shall be deemed to be effective as of the close of business on the date of receipt by the Corporation or its transfer agent or of the following documents: (i) a proper written notice of conversion by the holder of shares of Class B Stock, addressed to the principal office of the Corporation or to the office of its transfer agent, designating the number of shares of Class B Stock to be converted into shares of Common Stock, and (ii) the stock certificate or certificates representing the number of shares of Class B Stock to be so converted into shares of Common Stock, duly endorsed for transfer or accompanied by appropriate stock powers, with signatures guaranteed by a national banking association or a member firm of the New York Stock Exchange. The issuance of a certificate or certificates for shares of the Common Stock upon conversion of shares of the Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of the Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of the Class B Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of the Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of the Class B Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of the Class B Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of the Class B Stock; provided, however, that if any shares of the Class B Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of the Class B Stock but prior to such payment, the registered holder of such shares of Class B Stock at the close of business on such record date shall nonetheless be entitled to receive that cash or stock dividend or other distribution. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of the Class B Stock, such number of shares of the Common Stock as may be issuable upon the conversion of all such outstanding shares of the Class B Stock, provided the Corporation may deliver shares of the Common Stock which have previously been converted into shares of the Class B Stock or which are held in the treasury of the Corporation for shares of the Class B Stock to be converted. If any shares of the Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of the Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of the Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of the Common Stock may be listed at the time of such delivery. All shares of the Common Stock which may be issued upon conversion of shares of the Class B Stock, will, upon issuance, be fully paid and nonassessable.

5A. Modification of Class A Common Stock.

     IF, AS A RESULT OF THE LACK OF VOTING POWER OF THE CLASS A COMMON STOCK, EITHER THE COMMON STOCK OR CLASS A COMMON STOCK IS TO BE, OR IS, DELISTED FROM THE NEW YORK STOCK EXCHANGE (OR FROM SUCH OTHER NATIONAL SECURITIES EXCHANGE OR SECURITIES QUOTATION SYSTEM AS IS THEN THE PRINCIPAL MARKET FOR SUCH STOCK), THE BOARD OF DIRECTORS, IF IT DETERMINES THAT THERE IS NO APPROPRIATE ALTERNATIVE, MAY PROVIDE SUCH VOTING RIGHTS FOR THE CLASS A COMMON STOCK (BUT IN NO EVENT MORE THAN ONE VOTE PER SHARE) AS IT MAY SPECIFY BY RESOLUTION.

6. Restrictions on Sale and Transfer of Class B Stock.

     a. Shares of Class B Stock shall be registered in the name(s) of the beneficial owner(s) thereof and not in "street" or "nominee" name; provided, however, (i) certificates representing shares of Class B Stock issued in conversion of the Corporation's then outstanding Common Stock will be registered in the same name and manner as the certificates representing the shares of Common Stock so converted into shares of Class B Stock and (ii) certificates representing shares of Class B Stock issued pursuant to one or more Subsequent Issuances of the Class B Stock may be registered in the same name and manner as the certificates representing the shares of Class B Stock with respect to which the Subsequent Issuance was made. Certificates representing Class B Stock shall bear a legend stating that they are subject to the restrictions of this Article Fourth.

     b. Shares of Class B Stock shall not be sold, assigned, given, bequeathed, transferred, pledged or otherwise disposed of except as provided in subparagraphs c and d of this paragraph 6.

     c. A holder of shares of Class B Stock may sell, assign, give, bequeath or otherwise transfer all or part of said shares to any one or more of the following: (i) to any beneficial owner thereof; (ii) to any beneficial owner's spouse; (iii) to any parent or to any lineal descendant (including any adopted child) of any parent of any beneficial owner or of any beneficial owner's spouse; (iv) to any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing; and (v) to any general or limited partnership each of the partners of which is any of the foregoing and which prohibits a transfer of all or any part of any interest in the partnership except to the partnership or to any of the foregoing (collectively, (i) through (v) are the "Permitted Transferees").

     d. Shares of Class B Common Stock may be pledged by the beneficial owner thereof, provided such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the restrictions of this paragraph 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may, at the option of the pledgee, be sold, transferred or otherwise disposed of on behalf of the beneficial owner only to those persons specified in subparagraph c of this paragraph 6, or be converted into shares of Common Stock in accordance with the provisions of paragraph 5 of this Section B.

     e. In the event a holder of shares of Class B Stock sells, assigns, transfers, pledges or otherwise disposes of such shares contrary to the provisions of this paragraph 6, then such sale, assignment, transfer, pledge or other disposition shall be deemed (i) an election by the holder thereof to first convert such shares of Class B Stock into shares of Common Stock on a share-for-share basis, and (ii) a sale, assignment, transfer, pledge or other disposition of such shares of Common Stock. Such conversions shall be deemed effective as of the time of such sale, assignment, transfer, pledge or other disposition, and upon presentation to the Corporation's transfer agent of the certificate or certificates representing such shares of Class B Stock, duly endorsed for transfer or accompanied by appropriate stock powers, with signatures guaranteed by a national banking association or a member firm of the New York Stock Exchange, a certificate or certificates representing an equal number of shares of Common Stock shall be issued in the name of the transferee or pledgee.

7. Duration of Class Rights and Powers.

     At any time when (a) the shares of Class B Stock owned by Richard M. and Robert D. Jaffee and their Permitted Transferees, whether owned directly or beneficially (including the shares owned by The Northern Trust Company, as Trustee under an Agreement between Noah Jaffee (a/k/a Nick Jaffee) and The Northern Trust Company, as Trustee, dated April 26, 1962 and designated Trust No. 27962, but excluding any shares ("EXCLUDED SHARES") owned beneficially where
(i) such beneficial ownership results solely from possession of the power to vote or direct the disposition of such shares and where (ii) there is no economic interest, including a contingent or future interest, in such shares) cease to account for at least twenty percent (20%) of the total of both shares of the Common Stock and shares of the Class B Stock outstanding, TREATED AS ONE CLASS FOR THE PURPOSE OF SUCH COMPUTATION, OR (B) FOR A CONTINUOUS PERIOD OF ONE YEAR, THE SHARES OF CLASS B STOCK, COMMON STOCK AND CLASS A COMMON STOCK OWNED BY RICHARD M. JAFFEE AND ROBERT D. JAFFEE AND THEIR PERMITTED TRANSFEREES, WHETHER OWNED DIRECTLY OR BENEFICIALLY, BUT EXCLUDING THE EXCLUDED SHARES, DO NOT ACCOUNT FOR AT LEAST TEN PERCENT (10%) OF THE TOTAL OF SHARES OF COMMON STOCK, SHARES OF CLASS B STOCK AND SHARES OF CLASS A COMMON STOCK OUTSTANDING, treated as one class for the purpose of such computation, any shares of the Class B Stock which are then outstanding shall, without any action by the Board of Directors or the holder or holders thereof, automatically convert (BUT, IN

THE CASE OF CLAUSE (B) HEREOF, ONLY AT THE END OF THE CONTINUOUS PERIOD OF ONE YEAR REFERRED TO THEREIN) into and become for all purposes shares of the Common Stock, and the provisions of this Certificate of Incorporation which provide for different voting or cash dividend rights for the Common Stock and the Class B Stock shall thence forth not be of any effect. All shares of either or both the Common Stock or the Class B Stock which are then outstanding shall have equal and general voting power in the election of directors and in all other matters upon which stockholders of the Corporation are entitled to vote or give consent, even if at such time there shall have been fixed by the Board of Directors a record date for voting at any meeting of stockholders. The Board of Directors is hereby authorized to take such actions, consistent with the Delaware General Corporation Law, as it deems appropriate or advisable with respect to the replacement of certificates then outstanding evidencing ownership of the Class B Stock, or otherwise, in order to carry into effect the foregoing provisions.

8. Issuance of the Common Stock AND CLASS A COMMON STOCK.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock OR CLASS A COMMON STOCK herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, and for such consideration all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. At any time shares of the Class B Stock OR SHARES OF CLASS A COMMON STOCK are outstanding, the Board of Directors (A) may issue shares of the Common Stock OR CLASS A COMMON STOCK in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock OR CLASS A COMMON STOCK, RESPECTIVELY, or pursuant to any other distribution [which is intended to be pro-rata to the Corporation's stockholders, only to the then holders of the outstanding shares of the Common Stock and] ONLY IF SUCH STOCK DIVIDEND, SPLIT-UP OR OTHER DISTRIBUTION IS in conjunction with and in the same ratio as a stock dividend on or stock split-up or other distribution of the shares of the Class B Stock , AND INTENDED TO BE PRO-RATA TO ALL OF THE CORPORATION'S STOCKHOLDERS, AND IS PAID AS FOLLOWS: (I) IN COMMON STOCK TO THE THEN HOLDERS OF THE OUTSTANDING SHARES OF COMMON STOCK; (II) IN CLASS A COMMON STOCK TO THE THEN HOLDERS OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK; AND (III) IN CLASS B STOCK TO THEN HOLDERS OF THE OUTSTANDING SHARES OF CLASS B STOCK; OR (B) MAY ISSUE SHARES OF CLASS A COMMON STOCK PURSUANT TO THE SPECIAL STOCK DIVIDEND, IF THE SPECIAL STOCK DIVIDEND HAS NOT PREVIOUSLY BEEN ISSUED.

9. Purchase of COMMON STOCK, CLASS A Common Stock or Class B Stock by the Corporation.

     Subject to any applicable provision of this Article FOURTH, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock , CLASS A COMMON STOCK or Class B Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

10. Rights on Liquidation.

     In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Class B Stock , CLASS A COMMON STOCK AND COMMON STOCK shall be entitled to share ratably [with the holders of the Common Stock of the Corporation] as a single class in the remaining net assets of the Corporation, that is, an equal amount of net assets for each share of Common Stock , CLASS A COMMON STOCK and Class B [Common] Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph 10.

                                                                      SCHEDULE B


                   [LETTERHEAD OF WILLIAM BLAIR AND COMPANY]

October 19, 1994

Oil-Dri Corporation
410 N. Michigan Avenue
Suite 400
Chicago, IL 60611

Dear Directors:

     In connection with the Special Stock Dividend Proposal ("Special Stock Dividend") summarized below, the Board of Directors of Oil-Dri Corporation (the "Corporation") has requested our opinion as to certain effects of the adoption of the Special Stock Dividend. Specifically you have requested our opinion as to the effects of the Special Stock Dividend, from a financial point of view and under current market conditions, upon the market liquidity for the Class A Common Stock or Common Stock, upon the ability of investors to buy and sell Class A Common Stock or Common Stock and upon the Corporation's ability to raise capital through an offering or offerings of shares of the Class A Common Stock. You have also asked our opinion as to the effect of the Special Stock Dividend upon the aggregate market value of the Company's common equity.

     The Special Stock Dividend provides for among other things, (i) an increase in the number of authorized shares from 22,000,000 to 52,000,000; (ii) a dividend of 1 share of Class A Common Stock for each share of Common Stock and Class B Stock, or alternatively a recapitalization in which half of each outstanding share of Common Stock and Class B Stock would be exchanged for one half share of Class A Common Stock. The Class A Common Stock and the Common Stock will be substantially identical in all respects except that the Class A Common Stock will have no voting rights except as required by law. The Class B Stock would continue to have 10 votes per share and the Common Stock would continue to have 1 vote per share. In addition, the dividend preferences will be changed so that the cash dividends on Class A and Common Stock are equal and the sum of cash dividends on a share of Common Stock and a share of Class A Common Stock will be least 133 1/3% of the sum of cash dividends on 1 share of Class B and 1 share of Class A Common Stock.

     In arriving at our opinion, we have (1) reviewed drafts of the Corporation's Proxy Statement dated November 1, 1994; (2) studied the historical financial statements of the Corporation; (3) examined the historical market and volume data of the Corporation and of companies with multiple classes of common stock with different voting rights; (4) reviewed voting rights and other terms of the classes of common stock for companies included in (3) above; (5) analyzed data relating to the issuance of stock by companies with multiple classes of common stock with different voting rights; and (6) completed other analyses as we have deemed appropriate.

     William Blair & Company, as part of its securities sales and trading business, is a member of the New York and American Stock Exchanges and a major market maker in the over-the-counter market for equity securities. William Blair & Company has acted as financial advisor to the Corporation in connection with the Special Stock Dividend.

     Based on the foregoing and other factors we deem relevant, it is our opinion that, from a financial point of view and under current market conditions, the adoption of the Special Stock Dividend and any subsequent implementation would not have a material adverse effect (1) upon the market liquidity for the Class A Common Stock or Common Stock; (2) upon the ability of investors to buy and sell Class A Common Stock or Common Stock; and (3) upon the Corporation's ability to raise capital through an offering or offerings of shares of Class A Common Stock. In addition, it is our opinion that from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Special Stock Dividend, the total market value of the Corporation's Class A Common Stock and Class B Stock and Common Stock will not be materially different than the total market value of the Corporation's existing Common Stock and Class B Stock immediately prior to the announcement and implementation of the Special Stock Dividend.
                                          Sincerely yours,

                                          WILLIAM BLAIR & COMPANY


                                          John R. Ettelson

- - - --------------------------------------------------------------------------------
     PROXY               OIL-DRI CORPORATION OF AMERICA               PROXY
               410 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Richard M. Jaffee, Robert D. Jaffee and A. L. Swerdlik as Proxies, each with the power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 21, 1994 at the annual meeting of stockholders to be held on December 13, 1994 or any adjournment thereof.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                 (Continued and to be signed on reverse side.)
- - - --------------------------------------------------------------------------------

- - - --------------------------------------------------------------------------------
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
                                     ONLY.
     1. ELECTION OF DIRECTORS --
        Nominees: J. Steven Cole, Norman B. Gershon, Daniel S. Jaffee,
        Richard M. Jaffee, Robert D. Jaffee, Edgar D. Jannotta, Joseph C.
        Miller, Paul J. Miller, Haydn H. Murray, Allan H. Selig, Bruce
        Sone.
        FOR ALL NOMINEES LISTED      WITHHOLD FOR ALL      FOR ALL (EXCEPT
                                                       NOMINEE(S) WRITTEN BELOW)
     2. Approval of amendment to Certificate of Incorporation authorizing
        30 million shares of Class A Common Stock.
                     FOR             AGAINST             ABSTAIN
     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
     / / Please check box if you are planning to attend the meeting.
                                            Dated:                   , 1994
                                            Signature(s)

                                            Please sign exactly as name
                                            appears on this side of the
                                            proxy. When shares are held by
                                            joint tenants, both should
                                            sign. When signing as attorney,
                                            administrator, trustee or
                                            guardian, please give full
                                            title as such. If a
                                            corporation, please sign in
                                            full corporate name by
                                            President or other authorized
                                            officer. If a partnership,
                                            please sign in partnership name
                                            by an authorized person.
- - - --------------------------------------------------------------------------------